As filed with the Securities and Exchange Commission on September 22, 2006

                                                             File No. 333-135727

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                         Pre-Effective Amendment No. 1
                                       to

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------
                                SHEERVISION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                         3827                23-2426437
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)

                    4030 PALOS VERDES DRIVE NORTH, SUITE 104
                     ROLLING HILLS ESTATES, CALIFORNIA 90274
                         (TELEPHONE NUMBER 310-265-8918)
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL PLACE OF BUSINESS)
                           ---------------------------
                              MS. SUZANNE LEWSADDER
                             CHIEF EXECUTIVE OFFICER
                                SHEERVISION, INC.
                    4030 PALOS VERDES DRIVE NORTH, SUITE 104
                     ROLLING HILLS ESTATES, CALIFORNIA 90274
                         (TELEPHONE NUMBER 310-265-8918)
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF REGISTRANT'S AGENT FOR SERVICE)
                           ---------------------------

                                   COPIES TO:

   ROBERT STEVEN BROWN, ESQ.                     ALAN BALDACHIN, ESQ.
 REITLER BROWN & ROSENBLATT LLC             HAND, BALDACHIN & AMBURGEY, LLP
        800 THIRD AVENUE                             1775 BROADWAY
           21ST FLOOR                                 SUITE 2300
    NEW YORK, NEW YORK 10022                   NEW YORK, NEW YORK 10019
(212) 209-3050 / (212) 371-5500             (212) 956-9500 / (212) 259-3910
                   (TELECOPY)                                  (TELECOPY)
    rbrown@reitlerbrown.com                      abaldachin@hballp.com

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                                   -----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

The information in this prospectus is not complete and may be changed without notice. SheerVision, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and SheerVision, Inc. is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted


Prospectus, Subject to Completion


Dated September 22, 2006


PRELIMINARY PROSPECTUS

                                7,236,996 SHARES

                               [SHEERVISION LOGO]

                                  COMMON STOCK
                                 ______________

         This is an offering (the "OFFERING") of up to an aggregate of 7,236,996 shares (the "SHARES") of common stock, $0.001 par value, of SheerVision, Inc., a Delaware corporation ("WE", "US", or "SHEERVISION"), by the selling stockholders named in this prospectus (the "SELLING STOCKHOLDERS"). Of the Shares, 1,500,419 are issuable upon exercise of Common Stock Purchase Warrants expiring on or prior to September 30, 2010 (the "WARRANTS"), 3,417,190 are issuable upon the conversion of our outstanding shares of Series A 9% Convertible Preferred Stock, par value $0.001 per share (the "PREFERRED STOCK"), and 178,596 are issuable upon the conversion of our 12% Secured Convertible Notes due 2006 (the "2005 NOTES"), in each case issued by us in private placements of securities or other transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         Our common stock is quoted on the OTC Bulletin Board (the "OTCBB") under the symbol "SVSO". On July 5, 2006, the closing sales price of our common stock on the OTCBB was $1.25 per share. From March 22, 2006 to June 15, 2006, our common stock traded on the OTCBB under the symbol "CWTT" and prior to such earlier date traded on the OTCBB under the symbol "CWTI".

         SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                              --------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         Other than receipt of the cash exercise price upon exercise of the Warrants, we will receive no proceeds from the sale of the Shares sold by the Selling Stockholders.

                              --------------------

              The date of this prospectus is [____________], 2006.

                                TABLE OF CONTENTS

                                                                            PAGE


PROSPECTUS SUMMARY...........................................................3
RISK FACTORS................................................................10
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................17
USE OF PROCEEDS.............................................................18
DIVIDEND POLICY.............................................................18
CAPITALIZATION..............................................................19
SELECTED HISTORICAL FINANCIAL DATA OF SHEERVISION, INC......................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.......................................................21
BUSINESS....................................................................31
MARKET PRICE FOR THE COMMON STOCK...........................................37
MANAGEMENT..................................................................38
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........................43
PRINCIPAL AND MANAGEMENT STOCKHOLDERS.......................................44
SELLING STOCKHOLDERS........................................................46
DESCRIPTION OF CAPITAL STOCK................................................55
SHARES ELIGIBLE FOR FUTURE SALE.............................................60
PLAN OF DISTRIBUTION........................................................62
LEGAL MATTERS...............................................................64
EXPERTS.....................................................................64
WHERE YOU CAN FIND MORE INFORMATION.........................................65

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE
INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS, ESPECIALLY THE RISKS OF INVESTING IN OUR COMMON STOCK DISCUSSED UNDER "RISK FACTORS". UNLESS WE STATE OTHERWISE, THE TERMS "WE", "US", "OUR", "COMPANY", "MANAGEMENT", OR SIMILAR TERMS COLLECTIVELY REFER TO SHEERVISION, INC., A DELAWARE CORPORATION, AND ITS SUBSIDIARY, AS WELL AS THEIR RESPECTIVE PREDECESSORS. SOME OF THE STATEMENTS IN THIS "PROSPECTUS SUMMARY" ARE FORWARD-LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS".

                                  OUR BUSINESS

GENERAL

         We design and sell proprietary surgical loupes and light systems to the dental and medical markets and have quickly captured a leading position in the dental hygiene market segment. In addition, we act as the original equipment manufacturer ("OEM") to a major optical company, supplying its proprietary loupes under such company's brand name. Through our exclusive arrangement with manufacturers based in Asia, we can provide top quality surgical loupes and light systems directly to end-users at substantially lower prices than similar products.

         Since our inception in 1999, we have rapidly established a significant base of operations characterized by steady sales growth, the deployment of a top-notch dedicated sales force, the implementation of a strategic marketing program, and continued product development activities.

GROWTH STRATEGY

         Our objective is to become the leading manufacturer and global marketer of high quality, value-priced surgical loupes, light systems and related optical products for the dental, medical, and veterinary markets. In order to achieve this objective, we intend to employ the following strategy:

         o   LEVERAGE EXISTING PENETRATION IN THE DENTAL HYGIENE MARKETS;

         o   INVEST HEAVILY IN CONTINUED SALES AND MARKETING;

         o SELL QUALITY PRODUCTS AT REASONABLE PRICES IN ORDER TO EXPLOIT PRICE AS THE PRIMARY SALES DRIVER;

         o   ACCESS INTERNATIONAL MARKETS; AND

         o   CONTINUE OUR ONGOING PROGRAM OF NEW PRODUCT DESIGN AND DEVELOPMENT.

SURGICAL LOUPES

         Although dental offices have used some form of magnification for decades, the need for surgical loupes and light systems in the regular practice of everyday dentistry is rapidly becoming the standard of practice for all dental professionals, including dental hygienists. The visual aspects of magnification may appear to be the primary benefit, but there are significant ergonomic issues improved by using loupes.

Many medical careers have been cut short due to the effects of chronic neck and back pain, a condition that can be minimized or eliminated through the proper use of loupes.

         Regular magnifying glasses create a larger image but flatten the image out and do not give the user any depth of field. To solve this problem, medical professionals use special "loupes" that provide a three-dimensional image. These loupes are: 1) Galilean (compound) loupes, which range in price from $800 to $1,200; or 2) Panoramic (prism) loupes, which generally cost $1,200 to $1,800 a pair. SheerVision Galilean products range in price from $600 to $800.

LIGHT SYSTEMS

         As surgical loupes allow the area under view to become more magnified, it tends to require more light or illumination. Illumination can be added to surgical loupes in either a head mount (headband) or a direct mount on the frame of the surgical loupes. One of the key benefits of this co-axial illumination is to provide clinicians with shadow-free images. With the introduction of both a superior quality portable LED light source and a 35-watt fiber optic light source, we are able to provide the next generation of illumination products to any practitioners that currently uses magnification.

OUR PRODUCT OFFERINGS

         We offer 2.5x, 3.0x, and 3.5x magnification surgical loupes, as well as double-x models (2.5xx and 3.0xx) that provide ultra-lightweight surgical loupes for added comfort. We believe that the key selling points are high quality, low price, and attentive customer service. In addition, we offer an unlimited lifetime warranty against defects in materials and workmanship on all working parts, a program unmatched by any other loupe supplier.

OUR PRODUCT'S ADVANTAGES

         When we entered the market, there was no competition for a quality loupe at an affordable price. We designed our own products and entered into an exclusive manufacturing relationship to produce cost effective surgical loupes. As a result, we are able to sell our surgical loupes for $600 to $800, a significant savings to the end user and a distinct competitive advantage over other similar products.

         Our surgical loupes are being used in private dental practices, clinical settings, college campuses, and medical institutions throughout the United States. Our surgical loupes are also endorsed by an independent non-profit dental education and product testing foundation and were featured in the foundation's 2005 Buyer's Guide. Our surgical loupes were also featured in "Dental Lab Products" 2005 Buyer's Guide "Best of the Best" Offering. They are also sold internationally through dealers located in Mexico, Europe, Asia, South America, the Middle East, Canada, and Australia.

         Currently, our primary target market has been the dental hygiene segment of the dental market, until recently a largely overlooked group in terms of magnification. Increasing concerns among practicing hygienists about the career-ending risks of neck and back pain, as well as the recent move by dental hygiene schools to incorporate the use of surgical loupes into the curriculum, have dramatically expanded the universe of potential buyers of surgical loupes.

         There are hundreds of accredited dental hygiene schools in the U.S. and Canada. In addition, industry experts believe that, of the 160,000 practicing hygienists in the U.S., only 10% to 12% are currently using surgical loupes in their practices. We identified this largely untapped market in 2003 and initiated a marketing strategy to capture a leading position selling to dental hygienists. We were able to design and bring to market - IN LESS THAN ONE YEAR - a new, ultra-light loupe that has become our number one best seller in the dental hygiene market.

         Our value proposition of high quality surgical loupes at a low price is particularly meaningful to the price-sensitive dental hygiene practitioners. Most competitors in the industry focus on the high-end dentist and physician markets, including practicing professionals as well as medical/dental schools. These markets are highly competitive and more heavily penetrated. Nonetheless, there are always selling opportunities for a high quality, low cost provider such as us. We believe that, to date, its products' price points are unmatched in the marketplace.

         Finally, we believe that the international market represents a huge ongoing opportunity, as there are over 500,000 practicing dentists, approximately 50% of whom are currently using surgical loupes. We believe that our ability to offer the best price-quality trade-off enables us to be an effective participant in any dental/medical market segment.

OUR BACKGROUND

         SheerVision, Inc., a Delaware corporation, was incorporated as "Escalator, Inc." under the General Corporation Law of the State of Delaware on April 17, 1986. On June 3, 1986, Lone Pine Resources, Inc. was merged with us through a reverse merger whereby the shareholders of Lone Pine Resources, Inc. received an equal number of shares in Escalator, Inc. Lone Pine Resources, Inc. was incorporated under the laws of Utah on June 23, 1983.

         In the past, we conducted operations through three wholly-owned subsidiaries, Escalator Securities, Inc., Escalator Investments, Inc., and Frank Communications Corp., each a Pennsylvania corporation. Escalator Investments, Inc. was incorporated in the State of Pennsylvania on August 15, 1984 and conducted financial planning activities through approximately 1992 as a Registered Investment Advisor under the Investment Advisors Act of 1940. Since 1992, Escalator Investments, Inc. has had no operations. Escalator Securities, Inc. was incorporated in the State of Pennsylvania on August 22, 1985, and conducted business as a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and the Pennsylvania Securities Act of 1972 until 1997. On December 31, 1997, Escalator Securities, Inc. was closed by the NASD. Since this date, Escalator Securities, Inc. has had no operations. On July of 1990, we acquired Frank Communications Corp., a Pennsylvania corporation incorporated on May 30, 1989, which was in the business of financial public relations. In consideration of this acquisition, we paid $1,000. Frank Communications Corp. has no operations. On June 30, 1997, we transferred our holdings in Escalator Securities, Inc. to Escalator Investments, Inc. pursuant to the terms of an Agreement and Plan of Spinoff. The shareholders of Escalator, Inc. received all of the outstanding stock of Escalator Investments, Inc. and Escalator Securities, Inc., which then ceased being our wholly-owned subsidiaries.

         On April 22, 1998, we changed our name to Nu Electric Corporation. On June 30, 1999, we acquired Clean Water Technologies, Inc. (hereinafter "CLEAN WATER"), a Florida limited liability company, through an agreement and plan of merger whereby all of the outstanding and issued shares of Clean Water were exchanged for shares of Nu Electric. Pursuant to this agreement, we acquired all of the assets of the business of Clean Water. On September 21, 2000, we acquired Zorax, Inc. (hereinafter "ZORAX"), a Florida corporation, through an agreement and plan of merger whereby all of the issued and outstanding shares of Zorax were exchanged for shares of Nu Electric. Pursuant to this agreement, we acquired all of the assets of Zorax. On April 4, 2005, we eliminated our Zorax subsidiary.

         On April 2, 2002, we changed our name to Clean Water Technologies, Inc.

         On March 27, 2006, we entered into a Share Exchange and Reorganization Agreement (the "EXCHANGE AGREEMENT") with SheerVision, Inc., a California corporation (including its predecessors, "SHEERVISION-CA") and Suzanne Lewsadder and Jeffrey Lewsadder, our Chief Executive Officer and President, respectively, and the beneficial holders of all of the outstanding capital stock of SheerVision-CA, which sets forth the terms and conditions of the business combination of us and SheerVision-CA in which all shareholders of SheerVision-CA exchanged all of the outstanding and issued capital stock of SheerVision-CA for an aggregate of 9,525,137 shares of our common stock, representing 95% of the outstanding common stock immediately after giving effect to such transaction. As a result of this transaction, SheerVision-CA became our wholly-owned subsidiary, and the shareholders of SheerVision-CA became our controlling stockholders. See "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS".

         On June 15, 2006, we changed our name to SheerVision, Inc. We have not been a party to any bankruptcy, receivership or similar proceeding. Since such date, except as described herein, we have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

                                  THE OFFERING

Common stock offered..............................  7,236,996 shares

Common stock to be outstanding after this offering  17,236,724 shares (1)

Use of proceeds after expenses....................  For general corporate purposes and working
                                                    capital. See "Use of
                                                    Proceeds."

OTC Bulletin Board Trading Symbol.................  SVSO

----------------
(1) Assumes the exercise in full of the Warrants, the conversion in full of the Preferred Stock, and the conversion in full of the 2005 Notes.

         Unless  otherwise   indicated,   all  information   contained  in  this
prospectus gives effect to the following:

         o the 1-for-7.4 share reverse split of the outstanding common stock which became effective on March 22, 2006; and

         o the acquisition by us of all of the outstanding capital stock of SheerVision-CA effective April 13, 2006.

         Unless  otherwise   indicated,   the  information   contained  in  this
prospectus does not give effect to the following:

         o the issuance of shares of our common stock upon exercise of the Warrants;

         o the issuance of our shares of common stock upon conversion of the Preferred Stock; and

         o the issuance of shares of common stock upon conversion of the 2005 Notes.

                                 ---------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE.

            SUMMARY CONSOLIDATED FINANCIAL DATA OF SHEERVISION, INC.


         The following condensed statement of operations data for the years ended August 31, 2004 and 2005, and the selected balance sheet data at August 31, 2004 and 2005, are derived from our financial statements and the related notes, audited by Miller Ellin & Company LLP, our independent auditors. Our financial statements and the related notes as of August 31, 2004 and 2005 and for the two years ended August 31, 2005 are included elsewhere herein. The unaudited selected statement of operations data for the nine months ended May 31, 2005 and 2006, and the unaudited consolidated selected balance sheet data at May 31, 2005 and 2006, are derived from our unaudited financial statements, which have been prepared on a basis consistent with our audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operations. The results of operations for any interim period are not necessarily indicative of results to be expected for the entire year. The following data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS" and our financial statements and the related notes included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:


                                                                YEARS ENDED AUGUST 31,               NINE MONTHS ENDED MAY 31,
                                                               2004                2005               2005               2006
                                                               ----                ----               ----               ----
Net sales......................................              $1,876,086         $1,972,460         $1,590,659         $2,343,019
Cost of goods sold.............................                 810,376            700,131            494,872            938,837
Gross profit...................................               1,065,708          1,272,329          1,095,787          1,404,183
Total operating expenses.......................               1,046,929          1,254,445          1,041,847          2,154,667
Total other expenses                                                  0                  0                  0            570,403
Income (loss) before provision (benefit) for
income taxes...................................                  18,779             17,884             53,940        (1,320,888)
Provision for income taxes.....................                  37,654            (3,122)              8,066              3,340

Net income (loss)..............................               $(18,875)            $21,006            $45,874       $(1,324,228)
EARNINGS PER SHARE INFORMATION:
Basic and diluted net income per share.........                      $0                 $0                 $0             $(.13)

BALANCE SHEET DATA:
                                                                    AT AUGUST 31,                           AT MAY 31,
                                                               2004                 2005              2005              2006
                                                               -----                ----              ----              ----
Cash and cash equivalents......................                 $44,065            $1,837             $65,175         $2,218,826
Working capital................................                 184,802           (62,578)            415,854          1,732,748
Total assets...................................                 315,389            300,744            499,571          2,653,476
Long-term debt.................................                       0                  0                  0                  0
Stockholders' equity (deficiency)..............                 184,802           (58,998)            415,854        (1,333,943)

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE BUYING SHARES OF OUR COMMON STOCK. OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS MAY BE MATERIALLY AND ADVERSELY AFFECTED DUE TO ANY OF THE FOLLOWING RISKS. THE TRADING OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT IN OUR COMMON STOCK. SOME OF THE STATEMENTS IN "RISK FACTORS" ARE FORWARD LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS".

RISKS RELATED TO OUR BUSINESS

         AS WE HAVE A LIMITED OPERATING HISTORY, INVESTORS MAY NOT HAVE A SUFFICIENT HISTORY ON WHICH TO BASE AN INVESTMENT DECISION.

         Although we were incorporated in April 1986, our recently acquired operating subsidiary SheerVision-CA commenced operations in 1999. Accordingly, we may be deemed to have a limited operating history. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets such as the medial optical industry. Such risks include the following:

         o   competition;

         o   need for acceptance of products;

         o ability to anticipate and adapt to a competitive market and rapid technological developments;

         o   amount  and  timing of  operating  costs and  capital  expenditures
             relating   to   expansion   of  our   business,   operations,   and
             infrastructure; and

         o   dependence upon key personnel.

         We cannot be certain our strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected. Information regarding all of our past operations can be found in our reports and registration statements that have been previously filed with the Securities and Exchange Commission.

         WE DO HAVE A LIMITED HISTORY OF PROFITABILITY AND, CONSEQUENTLY, CANNOT PREDICT WHETHER WE WILL REMAIN PROFITABLE.

         Although SheerVision-CA commenced operations in 1999, it has recorded profits inconsistently to date as it has endeavored to expand its business, product line, and operations. SheerVision-CA net income (losses) for the years ended August 31, 2005 and 2004 and for the nine months ended May 31, 2006 and 2005, were $(59,998), $183,802, $(1,461,261), and $45,874, respectively.
Moreover, we will need to increase significantly our operating expenses to implement our business plan. As a result of the foregoing factors, we could incur significant losses on a quarterly and annual basis for the foreseeable future. Our ability to generate revenue and profits in the long term will depend primarily upon the successful implementation of our business plan. We can provide no assurance that we will be successful in implementing our business plan or that we will generate sufficient revenue to achieve profitability.

         OUR FINANCIAL RESULTS MAY FLUCTUATE FROM PERIOD TO PERIOD AS A RESULT OF SEVERAL FACTORS WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

         Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. As a result of our limited operating history, we believe that period to period comparisons of our operating results may not be a good indication of our future performance. It is possible that our future operating results may be below the expectations of investors or market analysts. If this occurs, our stock price may go down. Factors that will impact our financial results include:

         o the amount and timing of capital expenditures and other costs relating to the implementation of our business plan, including acquisitions of, and investments in, competing or complementary companies or technologies;

         o   the introduction of new products by our competitors;

         o   pricing   changes  in  the   surgical   loupe  and  light   systems
             manufacturing or assembly industries;

         o   technical difficulties with respect to the use of our products;

         o   regulatory changes; and

         o general economic conditions and economic conditions specific to our industry.

         As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition, and results of operations.

         WE WILL NEED ADDITIONAL CAPITAL IN CONNECTION WITH OUR PROPOSED EXPANSION IN ORDER TO ACCELERATE OUR EXPANSION PLANS.

         To date, we have financed our operations principally through internally generated funds, a bank line of credit, and offerings of securities exempt from the registration requirements of the Securities Act. We believe that our available resources and cash flow will be sufficient to meet our anticipated operating cash needs for at least the next 12 to 18 months. Notwithstanding the foregoing, we estimate that we will require substantial additional financing at various intervals for our sales and marketing and research and development programs, including significant requirements for operating expenses including intellectual property protection and enforcement, and for pursuit of regulatory approvals. We can provide no assurance that additional funding will be available on a timely basis, terms acceptable to us, or at all. Accordingly, we may not be able to secure the funding which is required to expand sales and marketing and research and development beyond their current levels or at levels that may be required in the future. If we cannot secure adequate financing, we may be required to delay, scale back or eliminate one or more of our sales and marketing initiatives or research and development programs or to enter into license or other arrangements with third parties to commercialize products or technologies that we would otherwise seek to develop itself and commercialize ourselves. In such event, our business, prospects, financial condition, and results of operations may be adversely affected as we may be required to delay expansion or product introductions or enter into royalty, sales or other agreements with third parties in order to commercialize our products.

         WE HAVE NO MANUFACTURING FACILITIES AND ARE DEPENDENT UPON THIRD PARTIES TO MANUFACTURE OUR PRODUCTS.

         We have no manufacturing facilities or expertise and have entered into manufacturing arrangements with third parties to manufacture our products. Accordingly, our ability to commercialize our products is dependent, in part, on our relationships with our third party contract manufacturers and the ability of this manufacturer to manufacture our products on a timely basis in accordance with our specifications. While we believe that there are numerous other third party manufacturers capable of manufacturing our products, should we not be able to continue to obtain contract manufacturing on commercially reasonable terms, or obtain our products rapidly when needed, we may experience difficulty commercializing our products. Any of such events may materially, adversely affect our business, prospects, financial condition, and results of operations.

         WE ARE DEPENDENT ON KEY MEMBERS OF MANAGEMENT.

         Our performance is substantially dependent on our key executive officers, Suzanne Lewsadder, Jeffrey Lewsadder, our Chief Executive Officer, and President, respectively, for sales and marketing, research and development, manufacturing, and intellectual property protection and licensing. Although these officers are our major stockholders, there can be no assurance these officers will continue to serve as our officers or directors. The inability to retain and continue to attract and retain qualified management and staff could significantly delay and may prevent the achievement of our research, development and business objectives, and could have a material adverse effect on our business, prospects, financial conditions, and results of operations. See "MANAGEMENT - EMPLOYMENT AGREEMENT".

         THE INDUSTRY IN WHICH WE OPERATE IS HIGHLY COMPETITIVE.

         Numerous well-known companies, which have substantially greater capital, research and development capabilities and experience than we have, are presently engaged in the surgical loupe market. By virtue of having or introducing competitive products on the market before us, these entities may gain a competitive advantage. Further future technological developments may render some or all of our current or future products noncompetitive or obsolete, and we may not be able to make the enhancements to our products necessary to compete successfully with newly emerging technologies. If we are unable to successfully compete in our chosen markets, our business prospects, financial condition, and results of operations would be materially adversely affected. See "BUSINESS - COMPETITION".

         AS THE OWNERSHIP OF OUR VOTING SECURITIES IS CONCENTRATED IN OUR FOUNDERS, EXECUTIVE OFFICERS, AND DIRECTORS, SUCH INDIVIDUALS CONTROL US.

         Immediately upon the effectiveness under the Securities Act of the registration statement of which this prospectus forms a part, Suzanne Lewsadder and Jeffrey Lewsadder, our Chief Executive Officer and President, respectively, will beneficially own approximately 77.2% of the outstanding common stock. Assuming the exercise on full of the Warrants, the conversion in full of the Preferred Stock and the conversion in full of the 2005 Notes, Suzanne Lewsadder and Jeffrey Lewsadder beneficially would own approximately 55.2% of the outstanding common stock. Accordingly, these individuals will be able to elect our directors and control the outcome of virtually all important stockholder decisions and may make such decisions in their own interest, which may not be in the best interests of other stockholders.

         OUR FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY COULD HAVE AN ADVERSE AFFECT ON US.

         We rely on trademark and trade secrets to protect our intellectual property. We cannot be sure that these intellectual property rights can be successfully asserted in the future or will not be invalidated, circumvented, or challenged. Our failure to protect our proprietary information, and any successful intellectual property challenges or infringement proceedings against us could have a material adverse effect on our business, prospects, financial condition and results of operations.

         OUR FAILURE TO MAINTAIN AND DEVELOP OUR BRAND NAMES COULD ADVERSELY AFFECT OUR REVENUES.

         We believe that maintaining and developing our brand names, including the name "SHEERVISION", are critical to the Registrant's success. The importance of our name recognition may increase as our products gain market acceptance and as we enter additional markets. We are incurring substantial expenditures to create and maintain brand name recognition and loyalty. If our brand building strategy is unsuccessful, we may be unable to increase our future revenues or expand our products and services. Such events would have a material adverse effect on our business, prospects, financial condition and results of operations.

         ANY  INABILITY  BY US TO RESPOND TO  CHANGES IN  CONSUMER  DEMANDS IN A
         TIMELY  MANNER  COULD   MATERIALLY   ADVERSELY   AFFECT  OUR  BUSINESS,
         PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS.

         Our success depends on its ability to identify, originate and define product trends in our markets, as well as to anticipate, gauge and react to changing consumer demands in a timely manner. Our products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to periodic change. We may not be able to meet changing consumer demands in the future. If we misjudge the market for our products, we may be faced with significant excess inventories for some products and missed opportunities for other products. Either of such events could have a material adverse effect on our business, prospects, financial condition, and results of operations.

RISKS RELATED TO THIS OFFERING

         IN RECENT YEARS, THE STOCK MARKET IN GENERAL HAS EXPERIENCED EXTREME PRICE AND VOLUME FLUCTUATIONS. THIS VOLATILITY HAS HAD A SIGNIFICANT EFFECT ON THE MARKET PRICE OF SECURITIES ISSUED BY MANY COMPANIES FOR REASONS OFTEN UNRELATED TO THEIR OPERATING PERFORMANCE. THESE BROAD MARKET FLUCTUATIONS MAY ADVERSELY AFFECT OUR STOCK PRICE, REGARDLESS OF OUR OPERATING RESULTS. AS THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY, AND THIS MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR SHARES OF COMMON STOCK WHEN YOU WANT OR AT PRICES YOU FIND ATTRACTIVE.

         The price of the common stock is quoted on the OTCBB and constantly changes. We expect that the market price of the common stock will continue to fluctuate. These fluctuations may result from a variety of factors, many of which are beyond our control. These factors include:

         o        quarterly variations in our operating results;

         o        operating   results  that  vary  from  the   expectations   of
                  management, securities analysts and investors;

         o        changes  in  expectations  as  to  our  business,   prospects,
                  financial condition, and results of operations;

         o announcements by us, our partners or our competitors of material developments;

         o the operating and securities price performance of other companies that investors believe are comparable to us;

         o        future sales of our equity or equity-related securities;

         o        changes  in  general  conditions  in our  industry  and in the
                  economy,   the   financial   markets   and  the   domestic  or
                  international political situation;

         o        fluctuations in oil and gas prices;

         o        departures of key personnel; and

         o        regulatory considerations.

As a result of these fluctuations, you may experience difficulty selling shares of our common stock when desired or at acceptable prices.

         FUTURE SALES OF COMMON STOCK OR THE ISSUANCE OF SECURITIES SENIOR TO THE COMMON STOCK OR CONVERTIBLE INTO, OR EXCHANGEABLE OR EXERCISABLE FOR, COMMON STOCK COULD ADVERSELY AFFECT THE TRADING PRICE OF THE COMMON STOCK, AND OUR ABILITY TO RAISE FUNDS IN NEW EQUITY OFFERINGS.

         Future sales of substantial amounts of our common stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or other equity-related securities. We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock.

         THE MARKET FOR THE COMMON STOCK MAY SUFFER IN THE EVENT OF DELISTING FROM OTCBB OR IF OUR COMMON STOCK IS "PENNY STOCK".

         If our common stock were delisted from the OTCBB or no exclusion from the definition of a "penny stock" under the Securities Exchange Act of 1934, as amended, were available, our common stock could be subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. Accredited investors are generally those investors with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase, and must have received the purchaser's written consent to the transaction prior to sale. As a result, delisting, if it were to occur, could materially adversely affect the ability of broker-dealers to sell our common stock and the ability of purchasers to sell their shares in the secondary market.

         FUTURE SALES OF COMMON STOCK BY OUR EXISTING STOCKHOLDERS COULD ADVERSELY AFFECT OUR STOCK PRICE.

         The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Immediately after the effectiveness under the Securities Act of the registration statement of which this prospectus forms a part, we will have outstanding 12,167,519 shares of common stock. Of these shares, 2,642,310 shares, including 2,140,719 shares being offered in this offering, will be freely tradeable. Giving effect to the exercise in full of the Warrants, conversion in full of the Preferred Stock, and conversion in full of the 2005 Notes, immediately after the commencement of this offering, we would have outstanding 17,263,724 shares of common stock. Of these shares, 7,738,587 shares, including 7,236,996 shares being offered in this offering, will be freely tradeable. This leaves 9,525,137 shares eligible for sale in the public market, all of which are beneficially owned by Suzanne Lewsadder and Jeffrey Lewsadder, our Chief Executive Officer and President, respectively. Giving effect to the exercise in full of the Warrants, conversion in full of the Preferred Stock, and conversion in full of the 2005 Notes, the number of shares of common stock and the dates when these shares will become freely tradeable in the market, subject to the lock-up agreements, is as follows:

         NUMBER OF SHARES     DATE

         7,738,587           On the date of this prospectus

         0                   Within six months of the date of this prospectus

         9,525,137           Between six and twelve months from the date of this
                             prospectus

         Some of our stockholders, holding approximately 988,700 shares of common stock, have the right, subject to a number of conditions and limitations, to include their shares in registration statements relating to our securities. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these holders may cause the market price of the common stock to fall. In addition, any demand to include these shares in our registration statements could have an adverse effect on our ability to raise needed capital. See "PRINCIPAL AND MANAGEMENT STOCKHOLDERS", and "PLAN OF DISTRIBUTION".

         WE DO NOT EXPECT TO PAY CASH DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

         We have not declared or paid any cash dividends on our common stock and do not expect to pay cash dividends in the foreseeable future. As a result, investors may have to sell their shares of our common stock to realize their investment. We currently intend to retain all future earnings for use in the operation of our business and to fund future growth. In addition, the terms of our Preferred Stock limit our ability to pay dividends. If this prohibition were to be waived, our ability to pay future cash dividends on our common stock would depend upon our results of operations, financial condition, cash requirements, the availability of a surplus and other factors.

         WE ARE SUBJECT TO ANTI-TAKEOVER PROVISIONS THAT COULD AFFECT THE PRICE OF OUR COMMON STOCK.

         Some provisions of our certificate of incorporation, as amended, our by-laws, and laws of the State of Delaware could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. See "DESCRIPTION OF SECURITIES".

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law ("SECTION 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or an associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and the shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporations outstanding voting stock at an annual or special meeting, excluding the shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

         A  corporation  may, at its  option,  exclude  itself from  coverage of
Section 203 by amending its certificate of incorporation or bylaws, by action of its stockholders, to exempt itself from coverage, provided that such certificate of incorporation amendment or bylaw shall not become effective until 12 months after the date it is adopted. We have not adopted such an amendment to our second amended and restated certificate of incorporation or by-laws.


         In addition, our second amended and restated certificate of incorporation, as amended, authorizes our board of directors to issue up to 10,000,000 shares of preferred stock, which may be issued in one or more series, the terms of which may be determined at the time of issuance by the board, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. Following the conversion of our convertible preferred stock, no shares of preferred stock shall be outstanding, and we have no present plans for the issuance of any preferred stock other than the outstanding Preferred Stock. However, the issuance of any such preferred stock could materially adversely affect the rights of holders of shares of our common stock and, therefore, could reduce the value of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party. The ability of our board of directors to issue preferred stock could have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition or a change in control of us thereby preserving control of by the current controlling stockholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These statements include, but are not limited to:

         o   statements as to the anticipated timing of business developments;

         o   statements as to the development of new products;

         o expectations as to the adequacy of our cash balances and the proceeds of this offering to support our operations for specified periods of time and as to the nature and level of cash expenditures;

         o expectations as to the market opportunities for our products, as well as our ability to take advantage of those opportunities; and

         o estimates of how we intend to use the net proceeds of this offering.

         These statements may be found in the sections of this prospectus entitled "PROSPECTUS SUMMARY", "RISK FACTORS", "USE OF PROCEEDS", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", and "BUSINESS", as well as in this prospectus generally. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "RISK FACTORS" and elsewhere in this prospectus.

         In addition, statements that use the terms "can", "continue", "could", "may", "potential", "predicts", "should", "will", "believe", "expect", "plan", "intend", "estimate", "anticipate", and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this prospectus reflect our current views about future events and are based on assumptions and are subject to risks and uncertainties that could cause our actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these factors are beyond our ability to control or predict. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                                 USE OF PROCEEDS

         We estimate that we will receive $790,000 in proceeds assuming the exercise in full of the Warrants. We intend to use the net proceeds of such exercises for general corporate purposes and working capital purposes. We will receive no proceeds from the resale of the Shares by the selling stockholders.

                                 DIVIDEND POLICY

         We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock.


         The holders of our Preferred Stock accrue cumulative dividends at the rate of 9% of their stated value (which, is $10) per annum. All of our outstanding Preferred Stock is convertible into shares of common stock at the conversion price of $0.90 per share. At the date hereof, there are 307,546 shares of Preferred Stock outstanding. These dividends are payable when and if declared by the Board of Directors of the Company. See "DESCRIPTION OF SECURITIES".


         Future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

                                 CAPITALIZATION

         The following table presents our capitalization as of May 31, 2006, on an actual basis and an adjusted basis. The actual column reflects our capital at May 31, 2006 with the following adjustments reflected:

         o our issuance of 70 Units in the 2006 Private Placement (as hereinafter defined) and the receipt of estimated net proceeds of $3,197,116 from such offering, after deducting commissions and estimated offering expenses paid and payable by us;

         o the conversion of $600,625 aggregate principal amount of 12% secured convertible notes due 2006 into an aggregate of 200,208 shares of our common stock;

         o the issuance of an aggregate of 12.0125 Units in lieu of the repayment of the unconverted principal amount of, and interest on, $775,000 aggregate principal amount of 12% secured convertible notes due 2006; and

         o the repayment of $116,250 aggregate principal amount of 12% secured convertible notes due 2006 from the net proceeds of the 2006 Private Placement.

The as adjusted column reflects our capital with the following adjustment;

                  The conversion of $3,075,471 aggregate principal amount of 9% convertible notes issued in the 2006 Private Placement into an aggregate of 307,546 shares of Series A Preferred Stock

         You should read the following table in conjunction with "SELECTED CONSOLIDATED FINANCIAL DATA", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS" and our financial statements and related notes included elsewhere in this prospectus.

                                                                                                ACTUAL         AS ADJUSTED
                                                                                              ----------     ---------------
                                                                                                      (IN THOUSANDS)
                                                                                              ==============================
Long-term debt ........................................................................               0                0
Capital leases ........................................................................               0                0
STOCKHOLDERS' EQUITY:
Preferred Stock Series A Convertible, par value $0.001, authorized 10,000,000
shares, issued and outstanding 307,546 shares $10.00 per share ........................               0            3,075

Common Stock, par value $0.001 per share, authorized 90,000,000 shares,
issued and outstanding 12,167,519 shares (17,263,724 shares as adjusted) ..............              12               12
Additional paid in capital ............................................................             660              660

Retained earnings .....................................................................         $(1,552)         $(1,552)
                                                                                                -------          -------
Total Stockholders equity .............................................................         $  (880)         $ 2,195

                                                                                                -------          -------
Total capitalization ..................................................................         $  (880)         $ 2,195
                                                                                                =======          =======


             SELECTED HISTORICAL FINANCIAL DATA OF SHEERVISION, INC.

         The following selected statement of operations data for the years ended August 31, 2005 and 2004, and the selected balance sheet data at August 31, 2005 and 2004, are derived from SheerVision's audited financial statements included elsewhere herein. The following data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS" and the financial statements and the related notes included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:


                                                               YEARS ENDED AUGUST 31,               NINE MONTHS ENDED MAY 31,
                                                               2004               2005               2005               2006
                                                               ----               ----               ----               ----
Net sales......................................              $1,876,086         $1,972,460         $1,590,659         $2,343,019
Cost of goods sold.............................                 810,376            700,131            494,872            938,836
Gross profit...................................               1,065,708          1,272,329          1,095,787          1,404,183
Total operating expenses.......................               1,046,929          1,254,445          1,041,847          2,154,668
Total other expenses                                                  0                  0                  0            570,403
Income (loss) before provision (benefit) for
income taxes...................................                  18,779             17,884             53,940         (1,320,888)
Provision for income taxes.....................                  37,654             (3,122)             8,066              3,340

Net income (loss)..............................                $(18,875)           $21,006            $45,874        $(1,324,228)
EARNINGS PER SHARE INFORMATION:
Basic and diluted net income per share.........                      $0                 $0                 $0              $(.13)

BALANCE SHEET DATA:
                                                                      AT AUGUST 31,                          AT MAY 31,
                                                               2004                2005               2005              2006
                                                               -----               ----               ----              ----
Cash and cash equivalents......................                 $44,065             $1,837            $65,175         $2,218,826
Working capital................................                 184,802            (62,578)           415,854          1,732,748
Total assets...................................                 315,389            300,744            499,571          2,653,476
Long-term debt.................................                       0                  0                  0                  0
Stockholders' equity (deficiency)..............                 184,802            (58,998)           415,854         (1,333,943)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

         THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. WE ASSUME NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS OR THE RISK FACTORS. YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND RELATED NOTES FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART.

OVERVIEW

         We design and sell proprietary surgical loupes and light systems to the dental and medical markets and have quickly captured a leading position in the dental hygiene market segment. In addition, we act as the OEM to a major optical company, supplying its proprietary loupes under such company's brand name. Through our exclusive arrangement with a manufacturer based in Asia, we can provide top quality surgical loupes directly to end-users at substantially lower prices than similar products.

         Since the inception of our business in 1999, we have rapidly established a significant base of operations characterized by steady sales growth, the deployment of a top-notch dedicated sales force, the implementation of a strategic marketing program, and continued product development activities.

         For the years ended August 31, 2005 and August 31, 2004, and the nine months ended May,31, 2006 and 2005, our single largest customer accounted for 5%, 19%, 7%, and 6% of our revenues respectively. As of August 31, 2005 and May 31, 2006, we had working capital (deficit) of $(62,578) and $1,732,748, respectively, and an accumulated deficit of $58,998 and $1,333,943, respectively. We generated revenues of $1,972,460 and $2,343,019 for the year ended August 31, 2005 and the nine months ended May 31, 2006, respectively, and recorded a net income (loss) of $21,006 and $(1,461,261), respectively, during such periods. In addition, during the year ended August 31, 2005 and the nine months ended May 31, 2006, net cash used in operating activities was $7,312 and $957,697, respectively.

         On March 27, 2006, we entered into the Exchange Agreement with SheerVision-CA and Suzanne Lewsadder and Jeffrey Lewsadder, our Chief Executive Officer and President, respectively, and the beneficial holders of all of the outstanding capital stock of SheerVision-CA, which sets forth the terms and conditions of the business combination of us and SheerVision-CA in which all shareholders of SheerVision-CA exchanged all of the outstanding and issued capital stock of SheerVision-CA for an aggregate of 9,525,137 shares of our common stock, representing 95% of the outstanding common stock immediately after giving effect to such transaction. As a result of this transaction, SheerVision-CA became our wholly-owned subsidiary effective April 13, 2006, and the shareholders of SheerVision-CA became our controlling stockholders. For financial reporting purposes, this transaction has been treated as a reverse-merger, where SheerVision-CA is the acquirer. Because this transaction is treated as a purchase of SheerVision, Inc., a Delaware corporation, the historical financial statements of SheerVision-CA became our historical financial statements after the transaction.

ACCOUNTING PRINCIPLES

         Below is a brief description of basic accounting principles which we have adopted in determining our recognition of revenues and expenses.

         REVENUES. Sales revenues are recognized upon the shipment of products.

         COST OF GOODS SOLD. Cost of goods sold consists of costs of goods purchased primarily from an exclusive manufacturer. Many factors affect our cost of goods sold, including, but not limited to, inflation and currency fluctuations related to amounts payable to this particular manufacturer.

         EXPENSES. Our operating expenses for the years ended August 31, 2005 and 2004, and the nine months ended May 31, 2006 and 2005, were comprised of costs for sales and marketing, general and administrative expenses and research and product development.

         Selling and marketing expenses consisted primarily of commissions paid to internal sales personnel, trade show expenses and travel expenses associated with the sales activities.

         General and administrative expenses included all corporate and administrative functions that serve to support our current and future operations and provide an infrastructure to support future growth. Major items in this category included management and staff salaries, rent/leases, professional services, and travel and entertainment. Management expects these expenses to increase as a result of increased legal and accounting fees anticipated in connection with our compliance with ongoing reporting and accounting requirements of the Securities and Exchange Commission and to the extent that we expand our business. Sales and marketing costs are expected to fluctuate as a percentage of revenue due to the addition of sales personnel and various marketing activities planned throughout the year.

         INVENTORY. Inventory is stated at the lower of cost (first-in, first-out method) or market and consists solely of finished goods.

         DEFERRED FINANCING COSTS. Deferred financing costs represent legal and other fees associated with the issuance by us of 12% Bridge Notes in September 2005. We amortize there costs over the life of the associated notes.

         INCOME TAXES. We account for income taxes using the liability method as prescribed by Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Deferred income taxes reflect temporary differences in reporting assets and liabilities for income tax and financial accounting purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         LONG-LIVED ASSETS. Our management evaluates the recoverability of our long-lived assets whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Any impairment of value will be recognized as an expense in the statement of operations.

         CONCENTRATION OF CREDIT RISK. We maintain cash balances with various financial institutions, which at times may exceed the Federal Deposit Insurance Corporation limit. We have not experienced any losses to date as a result of this policy and management believes that there is little risk of loss.

         ACCOUNTS  RECEIVABLE.  Accounts  receivable  are  reported  net  of any
write-off   for   uncollectible   accounts.   Accounts   are  written  off  when
significantly past due after exhaustive efforts at collection.

RESULTS OF OPERATIONS

         The following table sets forth, for the periods indicated, financial information related to operations, as well as expressed as a percentage of our net sales:

                                                                                      NINE MONTHS ENDED
                                                  YEAR ENDED AUGUST 31,                    MAY 31,
                                                  ---------------------                    -------
                                                   2005             2004               2006            2005
                                                   ----             ----               ----            ----
Net Sales                                         100.0%           100.0%             100.0%          100.0%
Cost of Goods Sold                                 35.5%            43.2%              40.1%           31.1%
Gross Profit                                       64.5%            56.8%              59.9%           68.9%
Operating Expenses
        Shipping Expenses                          4.71%             2.9%               3.9%            5.2%
        Selling Expenses                           25.9%            28.1%              44.0%           29.2%
        General and Administrative Expenses        32.5%            22.9%              42.7%           30.5%
        Product Development Expenses                0.4%             1.6%               1.2%             .5%
               Total Operating Expenses            63.6%            55.8%              92.0%           65.5%
Income (Loss) from Operations                       0.9%             1.0%             -32.0%            3.4%
Other (Income)/Expense
Provision (Benefit) for Income Tax                  0.0%             0.0%              24.3%            0.0%
        Current                                     0.4%             0.2%             -56.4%            3.4%
        Deferred                                   (0.6%)            1.8%                .1%             .5%
Net Income (Loss)                                   1.1%            (1.0%)            -56.5%            2.9%


         YEAR ENDED AUGUST 31, 2005 COMPARED TO THE YEAR ENDED AUGUST 31, 2004

         REVENUE. Revenue increased by $96,374, or 5.1%, from $1,876,086 for the year ended August 31, 2004 to $1,972,460 for the year ended August 31, 2005. This increase resulted primarily from sales to international customers.

         COST OF GOODS SOLD. Cost of goods sold decreased by $110,247, or 15.8%, from $810,378 for the year ended August 31, 2004 to $700,131 for the year ended August 31, 2005. The decrease in cost of revenue resulted from production and purchasing efficiencies achieved during the year ended August 31, 2005. As a percentage of revenue, cost of revenue decreased from 43.2% of revenue in the year ended August 31, 2004 to 35.5% of revenue in the year ended August 31, 2005. The percentage of revenue attributable to distributor sales was 6% for the period ending august 31, 2005 and 23% for the period ending August 31, 2004.

         GROSS PROFIT. Gross profit increased by $206,621, or 19.4% from $1,065,708 for the year ended August 31, 2004 to $1,272,329 for the year ended August 31, 2005. The increase in gross profit was primarily due to the reduction of cost of goods as a percentage of revenue. The gross profit was 56.8% of revenue for the year ended August 31, 2004 compared to 64.5% of revenue for the year ended August 31, 2005.

         OPERATING EXPENSES. Operating expenses increased by $207,516, or 19.8%, to $1,254,445 for the year ended August 31, 2005 as compared to $1,046,929 for the year ended August 31, 2004, as a result of increased shipping, selling, and general and administrative expenses, offset by lower product development expenses during the year ended August 31, 2005. Shipping expenses increased by $38,600, or 71.0%, to $92,985 during the year ended August 31, 2005, as compared to $54,377 during the year ended August 31, 2004, as a result of international shipping and the increase in sales to dental hygienist schools where we will ship directly to the school at no charge to the customers. Selling expenses decreased by $21,388, or 4.0%, to $511,698 for the year ended August 31, 2005, as compared to $533,086 during the year ended August 31, 2004, as a result of a reduction in fees for merchant transactions. General and administrative expenses increased $211,605, or 49.2%, from $429,707 for the year ended August 31, 2004 to $641,312 for the year ended August 31, 2005, primarily as a result of increased professional fees, including legal and accounting costs, and an increase in staff salaries during the year ended August 31, 2005 as a result of the hiring of additional personnel. General and administrative costs are expected to increase in future periods as a result of our being a public company as a result of which there will be additional costs for, among other things, professional services and insurance costs. Product development expenses decreased by $21,309, or 71.6%, to $8,450 for the year ended August 31, 2005, as compared to $29,759 during the year ended August 31, 2004, as a result of the completion of the development of the extra light product line of surgical loupes for the dental hygiene market during the year ended August 31, 2004.

         For the year ended August 31, 2004, we recorded an income tax provision of $37,654. For the year ended August 31, 2005, we recorded an income tax benefit of $(3,122).

         As a result of the foregoing, our net income increased $39,881 to $21,006 for the year ended August 31, 2005 compared to a deficit of $18,875 for the year ended August 31, 2004.

NINE MONTHS ENDED MAY 31, 2006 COMPARED TO THE NINE MONTHS ENDED MAY 31, 2005

         REVENUE. Revenue increased by $752,360, or 47.3%, from $1,590,659 for the nine months ended May 31, 2005 to $2,343,019 for the nine months ended May 31, 2006, primarily due to an increase in net sales of SheerVision's surgical loupes and the new LED light to the dental market and entry into the veterinary surgical market through SheerVision's increased national sales team and increased name recognition in the dental hygiene market.

         COST OF SALES. Cost of sales increased by $443,964, or 89.7%, from $494,872 for the nine months ended May 31, 2005 to $938,837 for the nine months ended May 31, 2006, primarily a result of the aforementioned increase in sales. As a percentage of revenue, cost of sales increased from 31.1% for the nine months ended May 31, 2005 to 40.1% for the nine months ended May 31, 2006, attributable to the higher proportion, 13% vs. 6%, of sales represented by the lower margin wholesale sales.

         GROSS PROFIT. Due to increased sales, gross profit increased by $308,396, or 28.1%, from $1,095,787 for the nine months ended May 31, 2005 to $1,404,183 for the nine months ended May 31, 2006, but as a percentage of sales, the gross profit margin decreased to 59.9% for the nine months ended May 31, 2006 from 68.9% for the nine months ended May 31, 2005, due primarily to the increase proportion of sales represented by the wholesale sales.

         OPERATING EXPENSES. During the nine months ended May 31, 2006, the Company incurred $282,000 of acquisition and reorganization costs, including related legal, financing, consulting, auditing and securities act filing expenses; $365,000 associated with becoming and being a publicly held company, including increased personnel and compensation arising from reporting requirements and stockholder relationships; and $465,000 of costs associated with the launch of major sales development initiatives, including increases of sales personnel and compensation and direct marketing campaigns. These costs were the principal reasons for the increase in operating expenses of $1,112,821, or 106.8%, to $2,154,667 for the nine months ended May 31, 2006 from $1,041,847 for the nine months ended May 31, 2005, including increases of: (i) selling expenses by $567,003, or 121.9%, to $1,032,100 for the nine months ended May 31, 2006, as compared to $465,097 during the nine months ended May 31, 2005, (ii) general and administrative expenses by $515,564, or 106.1%, from $485,708 for the nine months ended May 31, 2005 to $1,001,272 for the nine months ended May 31, 2006, and (iii) product development costs by $12,045, or 142.5%, to $20,495 for the nine months ending May 31, 2006 from $8,450 for the nine months ending May 31, 2005. Warehouse & shipping expenses were $92,351, or 3.9%, of sales for the nine-month period ending May 31, 2006, compared to $82,592, or 5.2%, of sales for the nine-month period ending May 31, 2005 as a result of shipping enhanced efficiencies.

         LOSS FROM OPERATIONS. Loss from operations was $750,485 for the nine months ended May 31, 2006 as compared to income of $53,940 for the nine months ended May 31, 2005.

         INTEREST EXPENSE. Interest expense of $180,157 for the nine months ended May 31, 2006 consisted of approximately $116,610 related primarily to the issuance of 12% secured convertible notes and 9% preferred convertible notes, the discount of $45,696 has attributed to warrants related to the 12% convertible note and $17,851 of interest expense attributable to the Company's bank line of credit.

         INTEREST INCOME: Interest income for the nine months ended May 31, 2006 of $10,750 was earned through investments at variable money market rates of funds generated primarily through the private placement offering in May 2006.

         REGISTRATION PENALTIES. The Company has an obligation under the registration rights agreement with respect to its 9% convertible notes to pay penalties of up to $205,031 if it fails to meet the registration guidelines for the preferred stock issuance for the nine months ending May 31, 2006.
Accordingly, the full amount of the potential penalty has been recorded as a liability.

         AMORTIZATION AND DEPRECIATION. Amortization and depreciation for the nine months ended May 31, 2006 amounted to $332,998 of which $332,243 relates to the deferred financing costs associated with the issuance of secured convertible notes in September 2005.




LIQUIDITY AND CAPITAL RESOURCES

         To date, we (including SheerVision-CA) have financed operations principally through internally generated funds, a bank line of credit, and offerings of securities exempt from the registration requirements of the Securities Act. We believe that our available resources and cash flows will be sufficient to meet the businesses anticipated operating cash needs for at least 12 months ended May 31, 2007 based on the current level of operation. We estimate, however, that we will require substantial additional financing at various intervals for sales and marketing, and research and development programs, including significant requirements for operating expenses and for intellectual property protection and enforcement. We can provide no assurance that additional funding will be available on a timely basis on acceptable terms, or at all. Accordingly, we may not be able to secure the funding that is required to expand sales and marketing and research and development beyond their current levels or at levels that may be required in the future. If we cannot secure adequate financing, we may be required to delay, scale back or eliminate one or more of our sales and marketing initiatives or research and development programs, or enter into license or other arrangements with third parties to commercialize products or technologies that we would otherwise seek to develop and commercialize ourself. In such an event, our business, prospects, financial condition, and results of operations could be adversely affected, as delays may be required for expansion or product introductions, or entrance into royalty, sales or other agreements with third parties for the commercialization of products.

         As a result of a Share Exchange and Reorganization Agreement dated March 27, 2006, SheerVision-CA became our wholly-owned subsidiary. Consequently SheerVision-CA's business operations constitute all of the business operations of the combined company (the "COMPANY") since we were not an operating business prior to entering into the Agreement. In September 2005, SheerVision-CA consummated a private offering (the "2005 PRIVATE PLACEMENT") of 24 units, at an offering price of $50,000 per unit, each unit consisting of one year 12% senior secured convertible notes in the principal amount of $50,000 (the "12% NOTES"), and warrants to purchase an aggregate of 11,430 shares of our common stock through Northeast Securities Corp., a registered broker-dealer ("NESEC"). The 12% Notes are secured by a lien on all of the assets of SheerVision, subject to subordination to the Credit Line. Twenty-two and a half percent (22.5%) of the principal amount of the 12% Notes was convertible into shares of our common stock at the effective conversion price of approximately $0.28 per share. The warrants are exercisable at the effective exercise price of approximately $0.28 per share at any time and from time to time until September 2010. The conversion and exercise prices are subject to adjustment upon adjustment or reclassification of the securities issuable upon the conversion or exercise thereof and in the event of certain issuances at effective prices below the exercise price. All purchasers in such offering were "ACCREDITED INVESTORS" as defined in Rule 501(a) of Regulation D under the Securities Act. In connection with such offering, SheerVision paid to NESEC a cash commission in the amount of approximately $273,000 and granted to NESEC warrants to purchase an aggregate of 238,129 shares of its common stock exercisable at $0.28 per share for five years.

         In December 2005, SheerVision entered into an agreement with Vinyard Bank for a revolving credit facility of up to $300,000 (the "CREDIT LINE"), expiring on January 15, 2007. The Credit Line bears interest at 1.25% above the bank prime rate and is collateralized by a security interest in all of the assets of SheerVision. In addition, all obligations to the bank are personally guaranteed by Suzanne Lewsadder and Jeffrey Lewsadder, our Chief Executive Officer and President, respectively. On May 31, 2006, warrants were exercisable and there was no outstanding indebtedness under the Credit Line.

         On May 8, 2006, in a private offering (the "2006 PRIVATE PLACEMENT") conducted through NESEC exempt from the registration requirements of the Securities Act, the Company sold an aggregate of 70 units (each comprised of 9% convertible notes in the principal amount of $37,500, 16,667 shares of common stock and warrants to acquire an aggregate of 3,750 shares of common stock) for $3,500,000. The warrants are exercisable at $1.00 per share of common stock at any time or from time to time prior to April 28, 2009. In addition, the holders of $775,000 aggregate principal amount of the 12% Notes agreed to convert these notes into an aggregate of 12.0125 Units. The Company paid NESEC $273,000 in commissions and offering expenses of $29,883.44 and issued its designees, in connection with the sale of the 70 Units, 204,167 warrants. Each of the purchasers of the Units has represented that the purchaser is an "ACCREDITED INVESTOR" and has agreed that the securities issued in the private placement bear a restrictive legend against resale without registration under the Securities Act. The securities constituting the Units were sold by the Company pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D.

         The Company leases space under a non-cancellable lease that expires in October 2007, with minimum annual rentals as follows:

        FISCAL YEAR ENDING AUGUST 31                 ANNUAL RENTAL
        ----------------------------                 -------------

                    2006                              $ 36,456
                    2007                                41,328
                    2008                                 6,688
                                                      --------
                                                      $ 84,672
                                                      ========

         Rent expense for the nine months ended May 31, 2006 and 2005 was $25,374, and $13,572, respectively. Rent expense for the years ended August 31, 2005 and 2004, and the nine months ended May 31, 2006 and 2005 was $18,141, $17,696, $25,374, and $13,572, respectively.

         The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: pricing pressures in the industry; an unexpected decrease in demand for our products; its ability to attract new customers; an increase in competition in the optical products market; and the ability of some of our customers to obtain financing. These factors or additional risks and uncertainties not known to us or that it deems immaterial may impair business operations and may cause its actual results to differ materially from any forward-looking statement.

         Although we believe the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this report to conform them to actual results or to make changes in its expectations.

         During the year ended August 31, 2005, net cash used in operations was $7,312, as compared to net cash provided by operation of $174,344 in the year ended August 31, 2004. This decrease was caused, in part, by the increases in accounts receivable and inventories of $13,421 and $108,170 respectively and deferred financing costs of $50,573 in the year ended August 31, 2004.

         During the nine months ended May 31, 2006, net cash used in operations was $957,697, as compared to net cash used by operations of $144,177 in the nine months ended May 31, 2005. This increase was caused, in part, by the increase in accounts receivable of $97,822 and a decrease in inventories of $35,578 and a decrease in accounts payable of $92,627, and deferred financing costs of $332,243 in the nine months ended May 31, 2005.

         In December 14, 2004, SheerVision entered into an agreement with Hallmark Capital Corp. ("HALLMARK") pursuant to which Hallmark provided financial advisory services to SheerVision through September 15, 2005 in exchange for a non-refundable advisory fee of $15,000 and specified fixed success fees. SheerVision entered into a second agreement, dated September 15, 2005, with Hallmark pursuant to which Hallmark agreed to provide additional advisory services in exchange for consulting fees of $25,000 per quarter for eight quarters, commencing on September 30, 2005, and five year warrants to acquire an aggregate of 476,257 shares of common stock at the price of $0.28 per share.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         We are exposed to market risk for changes in interest rates as its bank borrowings accrue interest at floating rates of 1.25% over the Prime Lending Rate (currently at 8.75% per annum). We believe that changes in interest rates shall not have a material effect on its liquidity, financial condition or results of operations.

IMPACT OF INFLATION

         Management believes that results of operations are not dependent upon moderate changes in inflation rates as it expects to be able to pass along component price increases to our customers.

SEASONALITY

         We have not experienced any material seasonality in sales fluctuations over the past two years in the surgical loupe and light systems markets. We experience some immaterial seasonality in the dental hygiene market due to the nature of the school year. This fluctuation does not effect our overall sales due to the demand in other market segments.

NEW ACCOUNTING PRONOUNCEMENTS

         On June 29, 2005, the FASB ratified the consensus reached for Emerging Issues Task Force (EITF) Issue No. 05-5, ACCOUNTING FOR EARLY RETIREMENT OR POSTEMPLOYMENT PROGRAMS WITH SPECIFIC FEATURES (SUCH AS TERMS SPECIFIED IN ALTERSTEILZEIT EARLY RETIREMENT ARRANGEMENTS). The consensus in this Issue should be applied to fiscal years beginning after December 15, 2005, and reported as a change in accounting estimate effected by a change in accounting principle as described in paragraph 19 of FASB Statement 154. The Company does not expect that EITF 05-5 will have any significant effect on future financial statements.

         On September 28, 2005, the FASB ratified the consensus reached for EITF Issue No. 05-7, ACCOUNTING FOR MODIFICATIONS TO CONVERSION OPTIONS EMBEDDED IN DEBT INSTRUMENTS AND RELATED ISSUES. The provisions of this Issue should be applied to future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The Company expects that the application of EITF 05-7 could have an effect on interest and debt valuations in future financial statements. It is not possible to determine the impact, if any, from the application since the Company does not presently have any convertible debt.

         On September 28, 2005, the FASB ratified the consensus reached for EITF Issue No. 05-8, INCOME TAX CONSEQUENCES OF ISSUING CONVERTIBLE DEBT WITH A BENEFICIAL CONVERSION FEATURE. The provisions of this Issue should be applied beginning in the first interim or annual reporting period beginning after December 15, 2005. The Company expects that the application of EITF 05-8 could have an effect on he income tax expense reported in future financial statements. It is not possible to determine the impact, if any, from the application since the Company does not presently have any convertible debt.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS NOT YET EFFECTIVE

         In December 2004, the FASB issued Statement of Financial Standards No. 123 (revised 2004), SHARE-BASED PAYMENT ("SFAS No. 123 (R)"), which is a revision of SFAS No. 123. SFAS No. 123 (R) supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and amends FASB Statement No. 95, STATEMENT OF CASHFLOWS. Generally, the approach to accounting for share-based payments in SFAS No. 123(R) is similar to the approach described in SFAS No.
123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Pro forma disclosure of the fair value of share-based payments is no longer an alternative to financial statement recognition. SFAS No. 123(R) is effective for small public business issuers at the beginning of the first fiscal year beginning after December 15, 2005, and therefore effective for the year ending December 31, 2006 for the Company.

         The Company expects the adoption of SFAS No. 123(R) to have a material effect on its financial statements, in the form of additional compensation expense, on a quarterly and annual basis. It is not possible to precisely determine the expense impact of adoption since a portion of the ultimate expense that is recorded will likely relate to awards that have not yet been granted. The expense associated with these future awards can only be determined based on factors such as the price for the Company's common stock, volatility of the Company's stock price and risk free interest rates as measured at the grant date. However, the pro forma disclosures related to SFAS No. 123 included in the Company's historic financial statements are relevant data points for gauging the potential level of expense that might be recorded in future periods.

         Statement of Financial Accounting Standards No. 151, INVENTORY COSTS, an amendment of ARB No. 43, Chapter 4 (SFAS 151) was issued in November 2004 and becomes effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect that SFAS 151 will have any effect on future financial statements.

         Statement of Financial Accounting Standards No. 152, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS, an amendment of FASB Statements No. 66 and 67 (SFAS 152) was issued in December 2004 and becomes effective for financial statements for fiscal years beginning after June 15, 2005. The Company does not expect that SFAS 152 will have any effect on future financial statements.

         Statement of Financial Accounting Standards No. 153, EXCHANGES OF NONMONETARY ASSETS, an amendment of APB Opinion No. 29 (SFAS 153) was issued in December 2004 and becomes effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect that SFAS 153 will have any effect on future financial statements.

         Statement of Financial Accounting Standards No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (SFAS 154) was issued in May 2005 and becomes effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect that SFAS 154 will have any significant effect on future financial statements.

         Statement of Financial Accounting Standards No. 155, ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS--AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140, was issued in February 2006 and is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. Certain parts of this Statement may be applied prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. Provisions of this Statement may be applied to instruments that an entity holds at the date of adoption on an instrument-by-instrument basis. The Company does not expect that SFAS 155 will have any significant effect on future financial statements.

         Statement of Financial Accounting Standards No. 156, ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS--AN AMENDMENT OF FASB STATEMENT NO. 140, pertains to the servicing of financial assets and was issued in March 2006 and should be adopted as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The Company does not expect that SFAS 156 will have any significant effect on future financial statements.

         In March 2005, FASB Interpretation No. 47, ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS--AN INTERPRETATION OF FASB STATEMENT NO. 143 (FIN
47). FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005, for calendar-year enterprises). Retrospective application for interim financial information is permitted but is not required. Early adoption of this Interpretation is encouraged. The Company does not expect that FIN 47 will have any significant effect on future financial statements.

         In December 2004, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (AcSEC) issued Statement of Position 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS (SOP 04-2). SOP 04-2 is effective for financial statements issued for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company does not expect that SOP 04-2 will have any effect on future financial statements.

         In September 2005, AcSEC issued Statement of Position 05-1: ACCOUNTING BY INSURANCE ENTERPRISES FOR DEFERRED ACQUISITION COSTS IN CONNECTION WITH MODIFICATIONS OR EXCHANGES OF INSURANCE CONTRACTS (SOP 05-1). SOP 05-1 is effective for fiscal years beginning after December 15, 2006, with earlier adoption encouraged. The Company does not expect that SOP 05-1 will have any effect on future financial statements.

         FASB Staff Position (FSP) FAS 13-1--ACCOUNTING FOR RENTAL COSTS INCURRED DURING A CONSTRUCTION PERIOD, was issued on October 6, 2005 and becomes effective for the for new transactions or arrangements entered into after the beginning of the first fiscal quarter following the date that the final FSP is posted by the FASB. The Company does not expect that FSP 13-1 will have any significant effect on future financial statements.

                                    BUSINESS

GENERAL

         We design and sell proprietary surgical loupes and light systems to the dental and medical markets and have quickly captured a leading position in the dental hygiene market segment. In addition, we act as the OEM to a major optical company, supplying its proprietary surgical loupes under such company's brand name. Through our exclusive arrangement with manufacturers based in Asia, we can provide top quality loupes and light systems directly to end-users at substantially lower prices than similar products.

         Since our inception in 1999, we have rapidly established a significant base of operations characterized by steady sales growth, the deployment of a top-notch dedicated sales force, the implementation of a strategic marketing program, and continued product development activities.

GROWTH STRATEGY

         Our objective is to become the leading manufacturer and global marketer of high quality, value-priced surgical loupes, light systems and related optical products for the dental, medical, and veterinary markets. In order to achieve this objective, we intend to employ the following strategy:

         o LEVERAGE EXISTING PENETRATION IN THE DENTAL HYGIENE MARKETS. Our revenues have increased over the last five years at a compounded annual growth rate of 113%, due in large part to our ability to establish a strong and expanding foothold in the dental hygiene market niche. We have developed a marketing program revolving around our dedicated sales force that we deploy to dental hygiene schools throughout the U.S. and Canada. Using this sales force, we have made significant inroads into the general dental market, with revenues from trade shows and local office visits doubling in each of the last three years. Further, we intend to leverage our sales model and penetration in the dental hygiene market to gain access to the general medical and surgical marketplaces.

         o INVEST HEAVILY IN CONTINUED SALES AND MARKETING. We intend over the next 12 to 18 months to continue to penetrate our primary markets and our targeted expansion markets through a continuing program of reinvesting profits into sales and marketing, and ongoing R&D activities.

         o SELL QUALITY PRODUCTS AT REASONABLE PRICES IN ORDER TO EXPLOIT PRICE AS THE PRIMARY SALES DRIVER. The primary reason for the market success of our products is our price-quality attributes; there are no similar quality surgical loupes and lights at competitive price levels, in spite of attempts by others to do so.

         o ACCESS INTERNATIONAL MARKETS. The international marketplace is a steadily growing source of revenues and a huge market opportunity. We have doubled our international sales over the last year without any marketing efforts solely through word-of-mouth and referrals. We intend to continue to make inroads into the international marketplace both through word of mouth and ultimately through the development of sales and marketing programs tailored to penetrate these markets.

         o CONTINUE OUR ONGOING PROGRAM OF NEW PRODUCT DESIGN AND DEVELOPMENT. We are an active and innovative designer of products and have a history of successful new product introductions.

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

             We introduced two new products in the spring of 2006, and have additional products in development that we believe will ensure a steady pipeline of new and enhanced product introductions.

SURGICAL LOUPES

         Although dental offices have used some form of magnification for decades, the need for surgical loupes and light sources in the regular practice of everyday dentistry is rapidly becoming the standard of practice for all dental professionals, including dental hygienists. The visual aspects of magnification may appear to be the primary benefit, but there are significant ergonomic issues improved by using surgical loupes. Many medical careers have been cut short due to the effects of chronic neck and back pain, a condition that can be minimized or eliminated through the proper use of surgical loupes.

         Regular magnifying glasses create a larger image but flatten the image out and do not give the user any depth of field. To solve this problem, medical professionals use special "loupes" that provide a three-dimensional image. These loupes are: 1) Galilean (compound) loupes, which range in price from $800 to $1,200; or 2) Panoramic (prism) loupes, which generally cost $1,200 to $1,800 a pair. SheerVision Galilean products range in price from $600 to $800.

CRITERIA FOR SELECTION OF SURGICAL LOUPES

         Based upon our market experiences, we believe that the factors that are important in the selection of compound loupes include the following:

         o VALUE. Price combined with quality is the primary driver of brand choice in the marketplace;

         o MAGNIFICATION/CLARITY. Top quality optics are critical in this regard;

         o   FIELD-OF-VIEW. A wide field of vision is better than a smaller one;

         o   DEPTH-OF-FIELD. An extended depth of field is preferable; and

         o WEIGHT OF SURGICAL LOUPES. Lighter surgical loupes are generally preferable to heavier loupes.

LIGHT SYSTEMS

         As surgical loupes allow the area under view to become more magnified, it tends to require more light or illumination. Illumination can be added to surgical loupes in either a head mount (headband) or a direct mount on the frame of the surgical loupes. One of the key benefits of this co-axial illumination is to provide clinicians with shadow-free images. With the introduction of both a superior quality portable LED light source and a 35-watt fiber optic light source, we are able to provide the next generation of illumination products to any practitioners that currently uses magnification.

CRITERIA FOR SELECTION OF LIGHT SYSTEMS

         Based upon our market experiences, factors that are important in the selection of light sources are:

         PORTABLE LIGHT SOURCE:

         o LED. A portable light source with an LED bulb is the brightest, whitest light on the market. It is also economical in that it eliminates bulb replacement.

         o COMPACT. The light source should be small to save valuable counter space.

         o MOUNTING. The light source should mount on either a headband or directly to the loupes.

         o RECHARGEABLE BATTERY. The battery should have a quick recharge, no longer than two hours to assure continued usage. The battery pack should have a minimum of five plus hours of usage per charge.

         o LIGHTWEIGHT. A good portable light should have a small, lightweight battery pack and the headlight should be sleek and worn seamlessly.

         FIBER OPTIC LIGHT SOURCE:

         o   METAL  HALIDE  BULB.   These  bulbs   constitute   state-of-the-art
             technology that is superior to the halogen bulbs currently on the market.

         o INTENSITY. The fiber optic light source should have no less than 3800-foot candles.

         o COLOR TEMPERATURES. We believe that 5500 Kelvin should be the standard.

         o BULB WATTAGE AND LIFE. A minimum of 35 watts to assure a bulb life of over 3000 hours.

         o SMALL FOOTPRINT. The unit should be small and compact for easy usage and portability.

         o   HEADLIGHT. Small, sleek and worn seamlessly.

OUR PRODUCT OFFERINGS

         We offer 2.5x, 3.0x, and 3.5x magnification surgical loupes, as well as double-x models (2.5xx and 3.0xx) that provide ultra-lightweight surgical loupes for added comfort. We believe that the key selling points are high quality, low price, and attentive customer service. In addition, we offer an unlimited lifetime warranty against defects in materials and workmanship on all working parts, a program unmatched by any other surgical loupe supplier.

OUR PRODUCTS' ADVANTAGES

         When we entered the market, there was no competition for a quality surgical loupe at an affordable price. We designed our own products and entered into an exclusive manufacturing relationship to produce cost effective surgical loupes. As a result, we are able to sell our surgical loupes for $600 to $800, a significant savings to the end user and a distinct competitive advantage over other similar products.

         Our surgical loupes are being used in private dental practices, clinical settings, college campuses, and medical institutions throughout the United States. Our surgical loupes are also endorsed by an independent non-profit dental education and product testing foundation and were featured in the foundation's 2005 Buyer's Guide. Our surgical loupes were also featured in "Dental Lab Products" 2005 Buyer's Guide "Best of the Best" Offering. They are also sold internationally through dealers located in Mexico, Europe, Asia, South America, the Middle East, Canada, and Australia.

         Currently, our primary target market has been the dental hygiene segment of the dental market, until recently a largely overlooked group in terms of magnification. Increasing concerns among practicing hygienists about the career-ending risks of neck and back pain, as well as the recent move by dental hygiene schools to incorporate the use of surgical loupes into the curriculum, have dramatically expanded the universe of potential buyers of surgical loupes.

         There are hundreds of accredited dental hygiene schools in the U.S. and Canada. In addition, industry experts believe that, of the 160,000 practicing hygienists in the U.S., only 10% to 12% are currently using surgical loupes in their practices. We identified this largely untapped market in 2003 and initiated a marketing strategy to capture a leading position selling to dental hygienists. We were able to design and bring to market - IN LESS THAN ONE YEAR - a new, ultra-light surgical loupe that has become our number one best seller in the dental hygiene market.

         Our value proposition of high quality surgical loupes at a low price is particularly meaningful to the price-sensitive dental hygiene practitioners. Most competitors in the industry focus on the high-end dentist and physician markets, including practicing professionals as well as medical/dental schools. These markets are highly competitive and more heavily penetrated. Nonetheless, there are always selling opportunities for a high quality, low cost provider such as us. We believe that, to date, our products' price points are unmatched in the marketplace.

         Finally, we believe that the international market represents a huge ongoing opportunity, as there are over 500,000 practicing dentists, approximately 50% of whom are currently using surgical loupes. We believe that our ability to offer the best price-quality trade-off enables us to be an effective participant in any dental/medical market segment.

SALES AND MARKETING

         We have a dedicated sales staff of 12 dental professionals that has penetrated over 80% of the nation's dental hygiene schools. Covering the U.S. and Canada, sales representatives make presentations to dental hygiene schools, call on individual dental offices and participate in local professional organization events and meetings. To date, we are the only competitor with a separate dental hygiene division comprised exclusively of registered dental hygienists. All have advanced degrees, as well as clinical and teaching experience, enabling them to speak with authority in sales presentations. In addition, we exhibit at over 90 trade shows each year, undertake numerous direct marketing campaigns, contribute articles to trade magazines and oversee an Internet search engine marketing program.

         A typical buyer will place an order for our 2.5x, 3.0x, or 3.5x surgical loupes, or for the newer 2.5xx or 3.0xx ultra-light titanium surgical loupes. Those needing prescription lenses can place special orders through us for an additional fee. As customers often seek illumination along with magnification, we offer a new portable "LED" light system that is the brightest and lightest on the market, along with a "state of the art" 35 watt fiber optic light source. Both systems can be purchased along with the surgical loupes or as a separate item.

         We believe that product quality is excellent and that market acceptance is exceptionally high.

         OEM OPERATIONS

         In addition to manufacturing and offering surgical loupes under our own brand name, we offer our surgical loupes as OEM for a major optical company. During the years ended August 31, 2005 and 2004 and the nine months ended May 31, 2006 and 2005, and the sales to such customer represented 5%, 19%, 7%, and 6%, respectively, of our total revenues. We believe that by offering our products directly, as well as through a major optical company, we are able to gain market share not only by focusing on cost and quality conscious consumers, but by focusing on brand name conscious consumers as well.

MANUFACTURING

         Our contract manufacturers supply Company-designed surgical loupes and light systems on an exclusive basis. An inventory of loupes and light sources is maintained at our offices in order to assure rapid order processing and fulfillment. Production capacity is adequate to support a level of sales approximately five times the current level, and there are alternate sources of supply of the raw materials needed to produce surgical loupes and light systems. We believe that the quality of our products is a principal driver of purchasing decisions, and our third party manufacturers conduct rigorous quality testing on a regular basis.

COMPETITION

         The surgical loupe market is characterized by a number of participants, each dominant in one or more segments of the market. In each market segment, we compete with established manufacturers of surgical loupes and other specialty optical products, including Design for Vision, Orascoptic, and Surgitel. We believe that competition is principally based upon the following factors:

         o   Product quality and durability;

         o   Product pricing;

         o   Product attributes, including the following:

             o MAGNIFICATION/CLARITY. Top quality optics are critical in this regard;

             o FIELD-OF-VIEW. A wide field of vision is better than a smaller one;

             o   DEPTH-OF-FIELD. An extended depth of field is preferable; and

             o   WEIGHT  OF  SURGICAL  LOUPES.   Lighter  loupes  are  generally
                 preferable to heavier loupes; and

         o   Brand reputation and loyalty.

         We believe that we compete favorably in the dental hygiene market on the basis of these criteria and are rapidly expanding our products in other markets as well.

         Many of our competitors have substantially greater financial, human, and other resources than do we, which may provide them with a competitive advantage. Accordingly, we can provide no assurance that we will successfully compete in any market or market segment in which we conduct or may conduct operations.

         We have a number of valuable trade secrets that have demonstrated their effectiveness as significant barriers to competition. They relate to products, to proprietary manufacturing processes and to sales and marketing techniques. We have determined not to secure patents for these items, in order to preserve their proprietary value.

RESEARCH AND DEVELOPMENT

         We are committed to an ongoing program of research and development to maintain our reputation for cutting-edge products that meet the evolving needs of the market. We conduct research and development activities to design and develop products that will enhance our competitive marketing position. Our newly developed products include double-x, ultra-light surgical loupes that weigh only 1.5 oz. This product has become a best seller in the dental hygiene market and contributed significantly to our rapid expansion into that market niche.

         We have designed and developed our own light system products to expand our proprietary product offerings. In addition, we are taking steps to develop an exclusive line of prism loupes, which will enable us to compete in the surgical market.

GOVERNMENT REGULATION

         Our products are classified as Class I Non-Invasive Medical Devices and as such, there is no requirement to obtain FDA approval. We have nonetheless registered with the FDA on a voluntary basis and also have CE certifications for international sales. All of our light systems are safety tested and rated and have their ETL, CE and Canadian certifications.

EMPLOYEES

         As of May 31, 2006, we had employed 21 individuals and engaged the services of several consultants. Of our employees, 11 were engaged in sales and marketing, five in customer service, three in quality control and production, and four in executive/administrative.

FACILITIES

         Our corporate office, customer service and shipping operations are located at 4030 Palos Verdes Drive North, Suite 104, Rolling Hills Estates, California, and is comprised of approximately 2090 square feet. SheerVision leases this facility from an unaffiliated third party pursuant to a lease expiring on October 31, 2007 and providing for annual rental payments of approximately $40,000. Satellite operations are currently in the states of Arizona, California, Georgia, Illinois, Massachusetts and Texas. In the event that we should require additional or alternative facilities, we believe that such facilities can be obtained on short notice at competitive rates.

LEGAL MATTERS

         We are not a party to any material legal proceedings.

                        MARKET PRICE FOR THE COMMON STOCK

         Our common stock is quoted on the OTC Bulletin Board (the "OTCBB") under the symbol "SVSO". From March 22, 2006 to June 15, 2006, our common stock traded on the OTCBB under the symbol "CWTT" and prior to such earlier date traded on the OTCBB under the symbol "CWTI". The quarterly high and low reported sales prices for our common stock as quoted on the OTCBB for the periods indicated are as follows:


                                                               HIGH         LOW
Year Ended August 31, 2004
          Three Months Ended November 30, 2003                 .28          .13
          Three Months Ended February 28, 2004                 4.50         .12
          Three Months Ended May 31, 2004                      .52          .15
          Three Months Ended August 31, 2004                   .30          .15
Year Ended August 31, 2005
          Three Months Ended November 30, 2004                 .30          .12
          Three Months Ended February 28, 2005                 .27          .07
          Three Months Ended May 31, 2005                      .20          .07
          Three Months Ended August 31, 2005                   .15          .07
Year Ending August 31, 2006
          Three Months Ended November 30, 2005                 .10          .07
          Three Months Ended February 28, 2006                 .14          .04
          Three Months Ended May 31, 2006                      4.50         .04
          Three Months Ended August 31, 2006 (through July     1.25         1.00
          5, 2006)

         The foregoing quotations were provided by Yahoo finance and the quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                  The last reported sale price per share of common stock as quoted on the OTCBB was $1.25 on July 5, 2006. As of such date, we had 12,167,519 shares of common stock outstanding. Based on information available from our registrar and transfer agent, we estimate that we had approximately 177 stockholders of record on July 5, 2006.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Set forth below is certain information with respect to the individuals who are our directors and executive officers.


NAME                   AGE       POSITION

Suzanne Lewsadder       59       Chief Executive Officer, Director and Treasurer
Jeffrey Lewsadder       49       President, Director and Secretary
Suzanne Puente          48       Chief Financial Officer
Shamiran Hart           47       Director
Sharon Biddle           53       Director
David Frankel           54       Director


         SUZANNE LEWSADDER has served as our Chief Executive Officer, Treasurer and a director since November 30, 2005. Ms. Lewsadder has also served as SheerVision-CA's Chief Executive Officer since co-founding the company in 1999. Ms. Lewsadder has over twenty-five years experience starting and building enterprises, with a focus on operational management and strategic business development. As our Chief Executive Officer, Ms. Lewsadder runs day-to-day operations, oversees strategic alliances and develops marketing strategies. Ms. Lewsadder holds a B.A. degree in Organization Communications, cum laude, from California State University. She holds no other directorships in any reporting companies. Suzanne Lewsadder is the wife of Jeffery Lewsadder.

         JEFFREY LEWSADDER has served as our President, Secretary and a director since November 30, 2005. Mr. Lewsadder has also served as SheerVision-CA's President since co-founding the company in 1999. Mr. Lewsadder is a veteran sales and marketing executive largely from the medical device industry. As our President, Mr. Lewsadder is responsible for the overall sales and marketing activities of the firm, including trade shows, as well as product development. He is credited with the design and development of our product line. He holds no other directorships in any reporting companies. Jeffrey Lewsadder is the husband of Suzanne Lewsadder.

         SUZANNE PUENTE has served as SheerVision's Chief Financial Officer since December, 2005. Ms. Puente has over 15 years experience in financial management and strategic planning in public and private companies. Previously, she was Vice President, Finance and Human Resources for a medical research and development firm, where she managed all accounting, financial, personnel and IT system activities from 1995 to 2005. Ms Puente holds a B.S., degree in Business Administration/Accounting from California State University.

         SHEMIRAN HART has served as one of our directors since March 16, 2006. Ms. Hart is Division Controller of semiconductor manufacturer Veeco Instruments, Inc., where she has served in that capacity since 2005. She brings over fifteen years experience in public company financial management to her role as Board director. Previously, Ms. Hart was Division Controller of Teradyne, Inc., an S&P 500 corporation, from 1999 to 2005. Ms. Hart holds a B.S. in Business Administration, Magna Cum Laude, from the University of Southern California.

         SHARON BIDDLE has served as one of our directors since March 16, 2006. Ms. Biddle is President and Publisher of The Real Estate Book for San Luis Obispo County, California, where she has served in that capacity since 1999. She brings over twenty-five years experience in corporate marketing and public relations to her role as Board director. Previously, Ms. Biddle served as the Vice President of Marketing for Jazzercise, Inc. Ms. Biddle holds a B.S. in Journalism and Marketing from Long Beach State University.

         DAVID FRANKEL has served as one of our directors since March 16, 2006. Mr. Frankel is a CPA and has been a partner in accounting firm Frankel & Kohn since 2000. He brings over twenty-five years experience in financial consulting to his role as Board director. Mr. Frankel has been a financial and tax consultant to SheerVision-CA since its inception in 1999 and briefly served as its interim CFO during 2005. Mr. Frankel holds a B.S. in Business Administration and is ABV accredited.

         Ms. Hart does not own any of our outstanding stock nor holds any position as an officer as of the date hereof.

BOARD OF DIRECTORS AND OFFICERS

           Each director is elected for a period of one year at our annual meeting of stockholders and serves until the next such meeting and until his or her successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. Our directors do not presently receive any compensation for their services as directors. The board of directors may also appoint additional directors up to the maximum number permitted under our by-laws. A director so chosen or appointed will hold office until the next annual meeting of stockholders.

         Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is elected or until his or her earlier resignation or removal in accordance with our certificate of incorporation and by-laws.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended August 31, 2005 and during the nine months ended May 31, 2006, our board of directors held no meetings and took actions by written consent on nine occasions. From March 16, 2006 (the date of our acquisition of SheerVision-CA) to date, our board of directors held no meetings and took actions by written consent on three occasions.

COMMITTEES OF THE BOARD OF DIRECTORS

         On APRIL 21, 2006, we established an audit committee and a compensation committee, which shall be responsible, respectively, for the matters described below.

         AUDIT COMMITTEE

         The audit committee shall be responsible for the following:

         o reviewing the results of the audit engagement with the independent auditors;

         o        identifying  irregularities  in the management of our business
                  in  consultation   with  our  independent   accountants,   and
                  suggesting an appropriate course of action;

         o reviewing the adequacy, scope, and results of the internal accounting controls and procedures;

         o        reviewing the degree of independence of the auditors,  as well
                  as  the  nature  and  scope  of  our  relationship   with  our
                  independent auditors;

         o        reviewing the auditors' fees; and

         o recommending the engagement of auditors to the full board of directors.

         A charter has been adopted to govern the audit committee. The members of the audit committee are David Frankel and Shemiran Hart. At the date hereof, each of member IS deemed an audit committee financial expert.

         COMPENSATION COMMITTEE

         The compensation committee determines the salaries and incentive compensation of our officers and provide recommendations for the salaries and incentive compensation of its other employees and consultants. The members of the compensation committee are Shemiran Hart and Sharon Biddle.

         The compensation of our executive officers is generally determined by the compensation committee of the board of directors, subject to applicable employment agreements. Our compensation programs are intended to enable the attraction, motivation, reward, and retention of the management talent required to achieve corporate objectives and thereby increase stockholder value. Our policy has been to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, the executive compensation program may include a competitive base salary, cash incentive bonuses, and stock-based compensation.

         RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND COMPENSATION OF CHIEF EXECUTIVE OFFICER.

         The compensation committee annually establishes, subject to the approval of our board of directors and any applicable employment agreements, the salaries that will be paid to our executive officers during the coming year. In setting salaries, the compensation committee intends to take into account several factors, including the following:

         o        competitive compensation data;

         o the extent to which an individual may participate in the stock plans which may be maintained by us; and

         o qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         Each member of our board of directors participates in the consideration of director nominees. Stockholders may submit the names and five year backgrounds for the board of directors' consideration in its selection of nominees for directors in writing to our secretary at our address set forth elsewhere in this prospectus. Currently, our share ownership is relatively concentrated in Suzanne Lewsadder and Jeffrey Lewsadder, our Chief Executive Officer and President, respectively; as such, it is improbable that any board nominee found to be unqualified or unacceptable by the majority stockholders could be selected as a member of the board of directors. Accordingly, there is no nominating committee and we do not rely on pre-approval policies and procedures for our nomination process. We intend to implement the necessary formation of a nominating committee and will establish proper policies and procedures upon such time as our share ownership is more diversified.

CODE OF ETHICS

         We adopted a Code of Ethics that applies to our officers, employees and directors, including our principal executive officers, principal financial officers and principal accounting officers. The code of ethics sets forth written standards that are designated to deter wrongdoing and to promote:

         o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o Full, fair, accurate, timely and understandable disclosure in reports and documents that a we file with, or submit to, the SEC and in other public communications made by us;

         o   Compliance   with   applicable   governmental   laws,   rules   and
             regulations;

         o The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code of ethics; and

         o   Accountability for adherence to the code of ethics.

COMPENSATION OF DIRECTORS

         To date, none of our directors has so far received any compensation for his or her services as a director other than reimbursement of certain expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         We did not have a compensation committee during the period from our inception through the date of this prospectus. During this period, our officers and directors participated in deliberations of our board of directors concerning executive officer compensation. There were no interlocking relationships between us and other entities that might affect the determination of the compensation of our directors and executive officers.

EXECUTIVE COMPENSATION


         The following table sets forth the compensation earned during the years ended August 31, 2005 and 2004 by our former Chief Executive Officer, our current Chief Executive Officer and of each executive whose annual compensation in the fiscal year ended August 31, 2005 and 2004 exceeded $100,000:


                 SUMMARY COMPENSATION TABLE FOR LAST FISCAL YEAR

                                                                                                    LONG TERM
                                                                                                   COMPENSATION
                                                           ANNUAL COMPENSATION                        AWARDS
                                                           -------------------                        ------
                                         FISCAL                                                SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR             SALARY($)       BONUS($)                    OPTIONS
---------------------------              ENDED            ---------       --------                    -------
                                         AUGUST 31
                                         ---------
Howard A. Scala(1)                       2005                  0            None                       None
                                         2004                  0
Laurie C. Scala(2)                       2005                  0            None                       None
                                         2004                  0
Suzanne Lewsadder                        2005                  0            None                       None
                                         2004                N/A
Jeffrey Lewsadder                        2005                  0            None                       None
                                         2004                N/A

----------------
(1) The referenced individuals resigned as officers as of November 30, 2005 and resigned as directors effective January 19, 2006.

         We have not granted any options and/or freestanding stock appreciation rights to any executive officer during the years ended August 31, 2005 or 2004. We have no stock option or other incentive benefit plans.


EMPLOYMENT AGREEMENTS

         Currently, we do not maintain employment agreements with our executive officers. We intend to enter into an employment agreement with each executive officer prior to December 31, 2006. We anticipate that these agreements will contain provisions which will be comparable to those of similarly situated companies in our industry with respect to confidentiality, non-competition and assignment of intellectual property.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Our policy is to enter into transactions with related parties on terms that, on the whole, are more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

         On December 1, 2005 we entered into the SPA with SheerVision-CA and Laurie C. Scala and Howard A. Scala (the "SCALAS"), who collectively then owned beneficially and of record 610,514 shares (the "SHARES") of our common stock, whereby the Scalas sold the Shares to SheerVision for cash consideration in the total aggregate amount of US$625,000. The Shares included all shares of common stock owned beneficially or of record thereby, or issuable upon the exercise, conversion, or exchange of securities or obligations held by, or owed to, either of the Scalas, other than an immaterial number of shares of common stock held by the Sellers in a custodial capacity and one or more individual retirement accounts. As a result of the closing of the Stock Purchase, SheerVision-CA acquired 54.6% of our total outstanding common stock. Prior to the Stock Purchase, the board approved such transaction.

         On March 27, 2006 we entered into the Exchange Agreement with SheerVision-CA and Suzanne Lewsadder and Jeffrey Lewsadder, our Chief Executive Officer and President, respectively, and the beneficial holders of all of the outstanding capital stock of SheerVision-CA, which sets forth the terms and conditions of the business combination of us and SheerVision-CA in which all shareholders of SheerVision-CA exchanged all of the outstanding and issued capital stock of SheerVision-CA for an aggregate of 9,525,137 shares of our common stock, representing 95% of the outstanding common stock immediately after giving effect to such transaction. We effected such transaction based upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. As a result of this transaction, SheerVision-CA became a wholly-owned subsidiary of ours, and the shareholders of SheerVision-CA became our controlling stockholders. In connection with this transaction, all shares of our common stock owned of record by SheerVision-CA were cancelled and became authorized, but unissued, shares of common stock. All options, warrants exercisable for, and securities convertible into, shares of SheerVision-CA common stock, upon the closing of this transaction, became exercisable for such number of shares of our common stock as the holder thereof would have received if such options and warrants had been exercised, or such convertible securities converted, immediately prior to such closing.

         In December 2005, we entered into the Credit Line, providing us with a revolving credit facility of up to $300,000. The Credit Line will expire on January 15, 2007. The Credit Line bears interest at 1.25% above the bank prime rate and is collateralized by a security interest in all of the assets of SheerVision-CA. All obligations under the Credit Line are personally guaranteed by Suzanne Lewsadder and Jeffrey Lewsadder, our Chief Executive Officer and President, respectively. At May 31, 2006 and at the date of this prospectus our outstanding indedbtedness under the Credit Line was $0 and $0, respectively. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - LIQUIDITY AND CAPITAL RESOURCES".

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

             The following table sets forth, as of the date of this prospectus:

         o each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding common stock;

         o   each of our directors and executive officers;

         o   all of our directors and executive officers as a group; and

         o the number of shares of common stock beneficially owned by each such person and such group and the percentage of the outstanding shares owned by each such person and such group.

         As used in the table below and elsewhere in this prospectus, the term BENEFICIAL OWNERSHIP with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this prospectus. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

         Except as otherwise noted, the address of the referenced individual is c/o SheerVision, Inc., 4030 Palos Verdes Drive North, Suite 104, Rolling Hills, California 90274.

                                                                             SHARES BENEFICIALLY OWNED
                                                                             -------------------------

NAME OF BENEFICIAL OWNER(1)                NUMBER OF SHARES       PERCENT PRIOR TO OFFERING       PERCENT AFTER OFFERING(4)
---------------------------                ----------------       -------------------------       -------------------------
Suzanne Lewsadder (1)(2)(3)                      9,525,137                        77.2%                             55.2%

Jeffrey Lewsadder (1)(2)(3)                      9,525,137                        77.2%                             55.2%

Shemiran Hart (1)                                        0                           0%                                0%

Sharon Biddle (1)                                        0                           0%                                0%

David Frankel (1)                                        0                           0%                                0%



All Current Executive Officers and               9,525,137                        77.2%                             55.2%
Directors as a group (five persons)

     -----------------

         (1) Indicates Director.

         (2) Indicates Officer.

         (3) In the case of Suzanne Lewsadder, includes the shares of common stock beneficially owned by Jeffrey Lewsadder. In the case of Jeffrey Lewsadder, includes the shares of common stock beneficially owned by Suzanne Lewsadder.

         (4) Assumes the exercise on full of the Warrants, the conversion in full of the Preferred Stock and the conversion in full of the 2005 Notes.

         Some of our stockholders, beneficially owning approximately 9,525,137 shares of common stock, have the right, subject to a number of conditions and limitations, to include their shares in registration statements relating to our securities. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these holders may cause the market price of our common stock to fall. In addition, any demand to include these shares in our registration statements could have an adverse effect on our ability to raise needed capital. See "PRINCIPAL AND MANAGEMENT STOCKHOLDERS" and "PLAN OF DISTRIBUTION".

                              SELLING STOCKHOLDERS

         The selling stockholders are offering shares of our common stock, of which 2,140,791 shares are held directly, 1,024,166 shares are issuable upon the exercise of Warrants issued in private offerings exempt from the registration requirements of the Securities Act (including 442,295 shares issuable upon the exercise of Warrants granted to NESEC as compensation in connection with such private offerings), 476,257 shares are issuable upon the exercise of Warrants granted in payment to a consultant, 3,417,190 shares issuable upon the conversion of the Preferred Stock, and 178,996 shares issuable upon the conversion of the 2005 Notes.

         We have granted the purchasers in the private placement certain demand and piggy-back registration rights under the Securities Act of 1933, as amended, at our expense with respect to the offering of shares of common stock acquired upon exercise of the Warrants, upon conversion of the Preferred Stock, and upon conversion of the 2005 Notes.

         The following table details the name of each selling stockholder, the number of shares of our common stock owned by each selling stockholder and the number of shares of our common stock that may be offered for resale under this prospectus. To the extent permitted by law, the selling stockholders who are not natural persons may distribute shares from time to time, to one or more of their respective affiliates, which may sell shares pursuant to this prospectus. We have registered the shares to permit the selling stockholders and their respective permitted transferees or other successors in interest that receive their shares from selling stockholders after the date of this prospectus to resell the shares. Because each selling stockholder may offer all, some or none of the shares it holds, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The selling stockholders may from time to time offer all or some of the shares pursuant to this offering. Pursuant to Rule 416 under the Securities Act of 1933, the Registration Statement of which this prospectus is a part also covers any additional shares of our common stock which become issuable in connection with such shares because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

         The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders. Except as indicated by footnote, none of the selling stockholders has had a significant relationship with us within the past three years, other than as a result of the ownership of our shares or other securities. Except as indicated by footnote, the selling stockholders have sole voting and investment power with their respective shares. Percentages in the table below are based on 12,167,519 shares of our common stock outstanding as of July 5, 2006 and assumes that, except for the shares issuable to a selling stockholder in question, no Warrants are exercised, no shares of Preferred Stock are converted into shares of our common stock, and no 2005 Notes are converted.


                                                             SHARES OF COMMON STOCK                    PERCENTAGE OF
                                          ----------------------------------------------------------   COMMON STOCK
                                                                                       OWNED AFTER      OWNED AFTER
                                            OWNED PRIOR TO                               OFFERING        OFFERING
        NAME AND ADDRESS                    THIS OFFERING        NUMBER OFFERED          COMPLETE        COMPLETE
----------------------------------        ------------------   ------------------     --------------   --------------
Tomer Ben-Moshe
52 Kosovski
Aptartment 2
Tel Aviv, 62917 Israel                           62,084             62,084(3)                  0            *

Richard L. Zorn (1)(2)                          127,084            127,084(3)(30)              0            *

Frances H. Zorn(1)(2)                            62,084             62,084(3)                  0            *

Zorn Foundation, Inc.(1)(2)                      31,041             31,041(4)                  0

LRZ Family Ltd. Partnership(1)(2)               161,314            161,314                     0            *

The Sunderland Family Trust(5)
3728 Regal Vista Drive
Sherman Oaks, California 91403                   62,084             62,084(3)                  0            *

Bear Stearns Sec Corp FBO Ronald
B. Sunderland IRA(5)
3728 Regal Vista Drive, Sherman
Oaks, California 91403                           62,084             62,084(3)                  0            *

William Lippe and Micki Lippe
1129 21st. Avenue E.
Seattle, Washington 98112-3512                  124,166            124,166(6)                  0          1.0%

Richard A. Lippe
9 Nome Drive
Woodbury New York
11979-3404                                      248,334            248,334(7)                  0          2.0%

Miriam W. Salmanson
70 Walnut Lane
Manhasset, New York  11030                      113,202            113,202(8)                  0            *

David E. Schwartz and Flori B.
Schwartz
12 Northstone Road
Swampscott, Massachusetts
01907-1612                                      124,166            124,166(9)                  0          1.0%

GCE Property Holdings, Inc.
c/o Bryan Cave LLP
1290 Avenue of the Americas New
York, New York 10104                            496,666            496,666(10)                  0          3.9%

BRS Energy Investments,  LLC
653 Floyd St.
Englewood Cliffs, New Jersey
07632                                            62,084             62,084(3)                  0            *

Civic Capital Fund I, LLC
Civic Capital Group
One Intl. Place, Suite 2401
Boston, Massachusetts 02110                     124,166            124,166(9)                  0          1.0%


                                                             SHARES OF COMMON STOCK                    PERCENTAGE OF
                                          ----------------------------------------------------------   COMMON STOCK
                                                                                       OWNED AFTER      OWNED AFTER
                                            OWNED PRIOR TO                               OFFERING        OFFERING
        NAME AND ADDRESS                    THIS OFFERING        NUMBER OFFERED          COMPLETE        COMPLETE
----------------------------------        ------------------   ------------------     --------------   --------------
Sensus, LLC
c/o Carlin Equities
1207 Avenue of the Americas
12th Floor
New York, New York 10020                        210,932           210,932(11)                  0          1.7%

Nina D. Van Dyke
100 United Nations Plaza, #7D
New York, New York 10017                         31,041             31,041(4)                  0          1.3%

Orrie Lee Tawes(12)
125 David's Hill Road
Bedford Hills, New York 10507                   178,497           178,497(13)                  0            *

Marsha Russell(12)
125 David's Hill Road
Bedford Hills, New York 10507                    62,084             62,084(3)                  0            *

Bear Stearns Sec Corp FBO
Mary A. Susnjara IRA
30 Sutton Place
Apt. 5B
New York, New York 10022                         62,084             62,084(3)                  0            *

Russell L.Biddle and Sharon E.
Biddle
900 Charles St.
Grover Beach, California 93433                   31,041             31,041(4)                  0            *

Dr. Roy Nelson and Anne
Nelson
56 Drake Lane
Manhasset, New York 11030                        62,084             62,084(3)                  0            *

Richard and Sheila Korchien
Trust
415 West 23rd Street
Apt. 9-B
New York, New York 10011                         62,084             62,084(3)                  0            *

Barry H. Garfinkel
211 Central Park West
New York, New York 10024                        322,634           322,634(14)                  0          2.6%

Patricia A. Mazzola
240 E. 47th St.
Apt 15C
New York, New York 10017                         31,041             31,041(4)                  0            *

Patricia Hall(15)
200 East 72nd Street, #2D
New York, New York 10021                        538,341            538,341(3)                  0          4.2%

Christina Hall(15)
c/o Pat Hall
200 East 72nd Street, #2D
New York, New York 10021                         62,084             62,084(3)                  0            *

Lorraine DiPaolo
47 Plaza St West Apt. 16C
Brooklyn, New York 11217                        555,057           555,057(16)                  0          4.4%

Andrew Swartz
110 West 69th Street, 5B
New York, New York 10023                         31,041             31,041(4)                  0            *


                                                             SHARES OF COMMON STOCK                    PERCENTAGE OF
                                          ----------------------------------------------------------   COMMON STOCK
                                                                                       OWNED AFTER      OWNED AFTER
                                            OWNED PRIOR TO                               OFFERING        OFFERING
        NAME AND ADDRESS                    THIS OFFERING        NUMBER OFFERED          COMPLETE        COMPLETE
----------------------------------        ------------------   ------------------     --------------   --------------
Barbara J. Hill
36 Ledgewood Road
Weston, Massachusetts
02493-1424                                       31,041             31,041(4)                  0            *

Marc Stern
43 Cambridge Drive
Berkeley Heights, New York 07922                 62,084             62,084(3)                  0            *

Coventry Manufacturing Company
Inc., Retirement Trust
and Profit Sharing Plan
P.O. Box 1160
Mt. Vernon, New York 10550                       62,084             62,084(3)                  0            *

Robert J. Casale
910 Park Avenue, Apt. 12N
New York, New York 10021                         62,084             62,084(3)                  0            *

Douglas M. Kerr and Joan Walter
Trust with Right of Survivorship
60 State Street
Saratoga Springs, New York
12866                                            62,084             62,084(3)                  0            *

Elaine Dine IRA
819 San Ysidro Lane
Santa Barbara, California 93108                  62,084             62,084(3)                  0            *

Fredric Laffie and Bonnie S.
Laffie
2095 Ligion Street
Bellmore, New York 11710                         62,084             62,084(3)                  0            *

Richard R. Davis
630 Fifth Avenue
39th Floor
New York, New York 10111                         62,084             62,084(3)                  0            *

Ira Gronowitz DDS PC 401K
8502 Bay Parkway
Brooklyn, New York 11214                         31,041             31,041(4)                  0            *

Mitchell Kessler Revocable Trust
15927 Laurel Creek Drive Delray
Beach, Florida 33446                            161,314           161,314(17)                  0          1.3%

James E. McMahan
340 W 55th Street, Apt 6B
New York, New York 10019                         62,084             62,084(3)                  0            *

Suzanne M. Halasz
272 W. 107th St., #17C
New York, NY  10025                              31,041             31,041(4)                  0            *

Jack Willis and Mary Willis
Production Profit Sharing Plan
172 W. 79th Street, #14C
New York, New York 10024                         62,084             62,084(3)                  0            *

Malcolm B. O'Malley
112 Grant Street
Newark, New York 14513                           31,041             31,041(4)                  0            *

Edmund T. Karam and Barbara
Karam
20 Hyde Circle
Watchung, New Jersey 07069                      130,273            130,273(18)                 0          1.0%


                                                             SHARES OF COMMON STOCK                    PERCENTAGE OF
                                          ----------------------------------------------------------   COMMON STOCK
                                                                                       OWNED AFTER      OWNED AFTER
                                            OWNED PRIOR TO                               OFFERING        OFFERING
        NAME AND ADDRESS                    THIS OFFERING        NUMBER OFFERED          COMPLETE        COMPLETE
----------------------------------        ------------------   ------------------     --------------   --------------
Anne B. O'Malley
345 East 57th Street
New York, New York 10021                         31,041             31,041(4)                  0            *

Richard P. Blasucci and
Elizabeth J. Blasucci
784 Ocampo Drive
Pacific Palisades, California
90272                                            62,084             62,084(3)                  0            *

Maurice Marciano Trust
114 South Beverly Drive #600
Beverly Hills, California 90212                 248,334            248,334(7)                  0          2.0%

Eric Frankel
273 N. Layton Drive
Los Angeles, California 90049                   124,166            124,166(19)                 0          1.0%

David Frankel and Gloria
Frankel
339 N. Palm Dr. Suite 501
Beverly Hills Califonria 90210                   31,041             31,041(4)                  0            *

Bear Stearns Sec Corp FBO
Bernard Korman IRA
215 East 68th Street, Apt. 6-S
New York, New York 10021                         31,041             31,041(4)                  0            *

Judith Parnes
1100 Madison Avenue, Apt 4G
New York, New York 10028                         31,041             31,041(4)                  0            *

Jeremy Harding
c/o Arty Erk, Wolodinguer Erk
& Chanzis 22 W 21st St, NY,
NY 10010                                        124,166            124,166(19)                 0          1.0%

Alan M. Berman and Laurie
Berman
c/o LeBoeuf Lamb
125 West 55th Street
New York, New York 10019                         62,084             62,084(3)                  0            *

The Churchill Fund QP, LP(20)
c/o Castlerock Investments
101 Park Avenue, 23rd Floor
New York, New York 10178                        196,073            196,073(21)                 0          1.6%

The Churchill Fund, LP(20)
c/o Castlerock Investments
101 Park Avenue, 23rd Floor
New York, New York 10178                        188,643            188,643(22)                 0          1.6%

Cecilia Brancato(20)
c/o Castlerock Investments
101 Park Avenue, 23rd Floor
New York, New York 10178                        124,166           124,166(19)                  0          1.0%

Eugenia Bokios
c/o Northeast Securities, Inc.
100 Wall Street, 8th Floor
New York, New York 10005                         41,041             41,041(4)(32)              0            *


                                                             SHARES OF COMMON STOCK                    PERCENTAGE OF
                                          ----------------------------------------------------------   COMMON STOCK
                                                                                       OWNED AFTER      OWNED AFTER
                                            OWNED PRIOR TO                               OFFERING        OFFERING
        NAME AND ADDRESS                    THIS OFFERING        NUMBER OFFERED          COMPLETE        COMPLETE
----------------------------------        ------------------   ------------------     --------------   --------------
Kevin Tawes
6250 E. Old Paint Trail
Cave Creek, Arizona 85331                        99,232             99,232(23)                 0            *

Marie Carlino
#2 Bridle Way
Pawling, New York 12564-2219                     99,232             99,232(23)                 0            *

Southridge Drive Associates
378 Southridge Drive
Oak Park, California 91377                       99,232             99,232(23)                 0            *

Peter S. Rawlings
1610 Old Gulph Road
Villanova, Pennsylvania 19085                    76,677             76,677(24)                 0            *

George Davis
160 Henry Street, Apt 5B
Brooklyn, New York                               25,559             25,559(25)                 0            *

Steven Eisenberg
670 West End Avenue, Apt. 3B
New York, New York                               25,559             25,559(25)                 0            *

Lori M. Price
c/o David Chiang
Northeast Securities
100 Wall Street
New York, New York 10005                         51,118             51,118(26)                 0            *

Sanford B. Prater
Ridgecrest Partners
220 E. 42nd Street
29th Floor
New York, New York 10017                         92,013             92,013(27)                 0            *

Charles Richardson
Ridgecrest Partners
220 E. 42nd Street
29th Floor
New York, New York 10017                         10,224             10,224(28)                 0            *

Robert E. Akeson
109 Milburn Street
Rockville, New York 11570                        25,559             25,559(25)                 0            *

Robert Hludzinski
285 Miller Place Road
Miller Place, New York 11764                     25,559             25,559(25)                 0            *

Northeast Securities, Inc.
100 Wall Street
New York, New York 10005                         30,000             30,000(29)                 0           *%

Jon Salmanson
11 Erli Street
Wayne, New Jersey 07470                          15,000             15,000(31)                 0            *

Boaz Rahav
653 Floyd Street
Engelwood Cliffs, New Jersey
07632                                            15,000             15,000(31)                 0            *

Leslie McCall
1050 Park Avenue
Apartment 3D
New York, New York 10028                         35,000             35,000(33)                 0            *


                                                             SHARES OF COMMON STOCK                    PERCENTAGE OF
                                          ----------------------------------------------------------   COMMON STOCK
                                                                                       OWNED AFTER      OWNED AFTER
                                            OWNED PRIOR TO                               OFFERING        OFFERING
        NAME AND ADDRESS                    THIS OFFERING        NUMBER OFFERED          COMPLETE        COMPLETE
----------------------------------        ------------------   ------------------     --------------   --------------
David Tsiang
59 Bradford Street
Glen Rock, New Jersey 07452                      70,000             70,000(34)                 0            *

Andrew Russell
528 East 83rd Street
Apartment 1E
New York, New York 10028
                                                 30,000             30,000(35)                 0            *
Kyra J. Feldman
143 West Patent Road
Bedford Hills, New York 10507                    12,000             12,000(36)                 0            *

Stephen J. Perrone
55 Brixton Street
Garden City, New York 11530                      10,000             10,000(37)                 0            *

William P. Behrens
44 Grammercy Park North
Apartment 13C
New York, New York 10010                         10,000             10,000(37)                 0            *

Robert A. Bonelli
15 Waldon Road
Califon, New Jersey 07830                        10,000             10,000(37)                 0            *

----------------------------------

         (1) The address of the referenced individual is c/o Northeast Securities, Inc., 100 Wall Street, 8th Floor, New York, New York 10005.

         (2) The referenced entities are related. Each of these entities disclaims the beneficial ownership of the other.

         (3) Represents 41,667 shares of common stock issuable upon the conversion of Preferred Stock, 3,750 shares of common stock issuable upon the exercise of Warrants, and 16,667 shares of common stock.

         (4) Represents 20,833 shares of common stock issuable upon the conversion of Preferred Stock, 1,875 shares of common stock issuable upon the exercise of Warrants, and 8,333 shares of common stock.

         (5) The referenced entities are related. Each of these entities disclaims the beneficial ownership of the other.

         (6) Represents 83,333 shares of common stock issuable upon the conversion of Preferred Stock, 7,500 shares of common stock issuable upon the exercise of Warrants, and 33,333 shares of common stock.

         (7) Represents 166,667 shares of common stock issuable upon the conversion of Preferred Stock, 15,000 shares of common stock issuable upon the exercise of Warrants, and 66,667 shares of common stock.

         (8) Represents 41,667 shares of common stock issuable upon the conversion of Preferred Stock, 15,180 shares of common stock issuable upon the exercise of Warrants, and 56,355 shares of common stock.

         (9) Represents 83,333 shares of common stock issuable upon the conversion of Preferred Stock, 7,500 shares of common stock issuable upon the exercise of Warrants, and 33,333 shares of common stock.

         (10) Represents 333,333 shares of common stock issuable upon the conversion of Preferred Stock, 30,000 shares of common stock issuable upon the exercise of Warrants, and 133,333 shares of common stock.

         (11) Represents 90,104 shares of common stock issuable upon the conversion of Preferred Stock, 40,434 shares of common stock issuable upon the exercise of Warrants, and 95,574 shares of common stock.

         (12) The referenced entities are related as follows: [DAVID TSIANG] Each of these entities disclaims the beneficial ownership of the other.

         (13) Represents 41,667 shares of common stock issuable upon the conversion of Preferred Stock, 15,180 shares of common stock issuable upon the exercise of Warrants, 56,335 shares of common stock, as well as 55,128 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2005

                  Private Placement and 10,167 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2006 Private Placement.

         (14) Represents 147,917 shares of common stock issuable upon the conversion of Preferred Stock, 36,173 shares of common stock issuable upon the exercise of Warrants, and 138,544 shares of common stock.


         (15) Patricia Hall is the sole stockholder of Hallmark Capital Corporation, a business and consultant to us. Each of these individuals disclaims the beneficial ownership of the other.


         (16) Represents 191,667 shares of common stock issuable upon the conversion of Preferred Stock, 62,971 shares of common stock issuable upon the exercise of Warrants, and 158,752 shares of common stock , as well as 45,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2005 Private Placement and 20,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2006 Private Placement.

         (17) Represents 73,958 shares of common stock issuable upon the conversion of Preferred Stock, 18,086 shares of common stock issuable upon the exercise of Warrants, and 87,356 shares of common stock.

         (18) Represents 53,125 shares of common stock issuable upon the conversion of Preferred Stock, 16,211 shares of common stock issuable upon the exercise of Warrants, and 60,937 shares of common stock.

         (19) Represents 83,333 shares of common stock issuable upon the conversion of Preferred Stock, 7,500 shares of common stock issuable upon the exercise of Warrants, and 33,333 shares of common stock.

         (20) The referenced entities are related. Each of these entities disclaims the beneficial ownership of the other.

         (21) Represents 93,854 shares of common stock issuable upon the conversion of Preferred Stock, 21,020 shares of common stock issuable upon the exercise of Warrants, and 81,199 shares of common stock.

         (22) Represents 95,729 shares of common stock issuable upon the conversion of Preferred Stock, 18,903 shares of common stock issuable upon the exercise of Warrants, and 74,011 shares of common stock.

         (23) Represents 32,292 shares of common stock issuable upon the conversion of Preferred Stock, 14,336 shares of common stock issuable upon the exercise of Warrants, and 52,604 shares of common stock.

         (24) Represents 17,145 shares of common stock issuable upon the exercise of Warrants, and 59,532 shares of common stock.

         (25) Represents 5,715 shares of common stock issuable upon the exercise of Warrants, and 19,844 shares of common stock.

         (26) Represents 11,430 shares of common stock issuable upon the exercise of Warrants, and 39,688 shares of common stock.

         (27) Represents 20,574 shares of common stock issuable upon the exercise of Warrants, and 71,439 shares of common stock.

         (28) Represents 2,286 shares of common stock issuable upon the exercise of Warrants, and 7,938 shares of common stock.

         (29) Represents 442,295 shares of common stock issuable upon the exercise of Warrants. The referenced entity served as placement agent in connection with the private offerings of our securities which closed during September 2005 and May 2006.

         (30) Includes 45,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2005 Private Placement and 20,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2006 Private Placement.

         (31) Represents 15,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2006 Private Placement.

         (32) Represents 10,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2006 Private Placement.

         (33) Represents 30,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2005 Private Placement and 5,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2006 Private Placement.

         (34) Represents 45,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2005 Private Placement and 25,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2006 Private Placement.

         (35) Represents 18,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2005 Private Placement and 12,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2006 Private Placement.

         (36) Represents 12,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2006 Private Placement.

         (37) Represents 10,000 shares of common stock issuable upon the exercise of Warrants originally issued to NESEC in connection with the 2006 Private Placement.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         We are authorized by our certificate of incorporation to issue an aggregate of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of May 31, 2006, 12,167,519 shares of common stock were outstanding and held of record by 177 stockholders and 3,075,471 shares of Series A Convertible Preferred Stock were outstanding and held of record by 59 stockholders.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for the election of directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid and nonassessable. In the event we were to elect to sell additional shares of common stock following this offering, investors in this offering would have no prior right to purchase additional shares. As a result, their percentage equity interest in us would be diluted.

         The shares of common stock offered in this offering will be, when issued and paid for, fully paid and not liable for further call or assessment. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares of common stock, subject to the rights of the holders of the preferred stock, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK

         GENERAL

         Preferred stock may be issued in one or more series and having the rights, privileges and limitations, including voting rights, conversion privileges and redemption rights, as may, from time to time, be determined by the board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. In the event that any shares of preferred stock are to be issued, a certificate of designation containing the rights, privileges and limitations of such series of preferred stock shall be filed with the Secretary of State of the State of Delaware. The effect of such preferred stock is that the board of directors alone, and subject to, Federal securities laws and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of us without further action by the stockholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

         PREFERRED STOCK OUTSTANDING PRIOR TO THIS OFFERING

         Prior  to  this  offering,   we  had  one  series  of  preferred  stock
outstanding. Set forth below is a description of such series of preferred stock.

         We have authorized 10,000,000 shares of a series of preferred stock designated Series A 9% Cumulative Convertible Preferred Stock, of which 3,075,471 shares are outstanding. Each share of Preferred Stock has a stated value per share of $10 (the "STATED VALUE").

         The holders of the Preferred Stock will be entitled to receive, from capital legally available therefor, an annual cumulative per share dividend, payable semi-annually, of 9% of the Stated Value in preference to any dividend payable on our common stock and all other classes of preferred stock. The Preferred Stock accrues an annual cumulative per share dividend, payable semi-annually out of capital legally available for this purpose, of 9% of the Stated Value in preference to any dividend payable on our common stock and all other classes of preferred stock.

         Upon the occurrence of any Liquidation Event (as hereinafter defined), before any distribution or payment shall be made to the holders of any junior stock with respect to the entitlement to receive liquidation proceeds upon the occurrence of a Liquidation Event, the holders of Preferred Stock shall be entitled to be paid out of the assets of the legally available therefor an amount equal to the Stated Value for each outstanding share of Preferred Stock held by them, plus an additional amount equal to any accrued but unpaid dividends on such shares for each share of Preferred Stock then held (such amount payable as to each such share of Preferred Stock, the "LIQUIDATION PREFERENCE"). If, upon any such Liquidation Event, our remaining assets legally available for payment of the aggregate amount of all Liquidation Preferences payable in respect of outstanding shares of Preferred Stock (after payment of requisite liquidation distributions or payments to holders of our shares of any class or series of capital stock with a liquidation preference senior to the Preferred Stock) shall be insufficient to make payment in full of all Liquidation Preferences payable with respect to outstanding shares of Preferred Stock, then all such remaining assets legally available for this purpose shall be distributed among the holders of shares of Preferred Stock at the time outstanding and the holders of our shares of any class or series of capital stock at the time outstanding with a liquidation preference on parity with the Preferred Stock ratably among them in proportion to the full amounts to which they would otherwise be respectively entitled. The term "LIQUIDATION EVENT" shall mean (i) (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of us, by contract or otherwise) of in excess of fifty percent (50%) of our voting securities, (b) each of Suzanne Lewsadder and Jeffrey Lewsadder should cease to be a member of the Board of Directors, (c) our merger or consolidation or any of our subsidiaries in one or a series of related transactions with or into another entity as a result of which we cease to exist or as a result of which our common stock ceases to be a class of securities registered under the Exchange Act, (d) the sale, lease, license or other disposition of all or substantially all our assets in one or a series of related transactions, or (e) the execution by us of an agreement to which we are a party or by which we are bound, providing for any of the events set forth above in
(a), (b), (c) or (d) or (ii) our liquidation, dissolution, or winding up, whether voluntary or involuntary.

         At the option of each holder of shares of Preferred Stock, the share held by such person may be converted into shares of our common stock at any time at a conversion price (the "PREFERRED STOCK CONVERSION PRICE") equal to $0.90, subject to adjustment as described below. Commencing on the

November 8, 2006, the Preferred Stock shall be automatically converted, without any action by any party, immediately in the event that the closing price for our common stock shall equal or exceed 200% of the then Preferred Stock Conversion Price for 15 of any 30 consecutive trading days. The Preferred Stock Conversion Price and the number of shares subject thereto shall be subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, and similar events. Further, in the event that we should issue shares of common stock at an effective price per share less than $.90, the Conversion Price and the number of shares subject to the Preferred Stock shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of Common Stock and such lower effective price on a fully-diluted basis. The Preferred Stock contains standard reorganization provisions.

         The Preferred Stock shall vote on an as converted basis, one vote per share of common stock into which the Preferred Stock is then convertible, on all matters upon which our stockholders shall be entitled to vote.

         If at any time we grant, issue, or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of our common stock (the "PURCHASE RIGHTS"), then the holders of the Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if the such holder had held the number of shares of our common stock acquirable upon complete conversion of its Preferred Stock (without taking into account any limitations or restrictions on the convertibility of such Preferred Stock) immediately before the date on which a record is taken to determine holders of common stock for the grant, issue or sale of such Purchase Rights. In such event, issuances pursuant to such Purchase Rights shall not cause any adjustment of the Preferred Stock Conversion Price. No such rights shall be triggered by issuances in connection with, or pursuant to, stock option plans approved by our board of directors.

         The holders of the Preferred Stock will have a right of first refusal to purchase such holders' pro rata shares on any future equity capital issuances, including equity line transactions, but excluding traditional registered underwritten equity offerings and strategic deals, for 120 days following the effectiveness of the registration statement of which this prospectus forms a part, provided that the effective purchase price per share of common stock in such transaction is less than the then effective Conversion
Price. No such rights shall be triggered by issuances in connection with, or pursuant to, stock option plans approved by the board of directors.

         WARRANTS

         Set forth below is a description of the terms of the Warrants:

                           Shares of
                          Common Stock
                          Issuable upon    Exercise Price
     Designation            Exercise         Per Share        Expiration Date                 Reason Granted
-----------------------------------------------------------------------------------------------------------------------------
2005 Warrants               274,324            $0.28346        September 2010      Purchased by investors in our 2005
                                                                                   Private Placement

-----------------------------------------------------------------------------------------------------------------------------

2005 Agent's Warrants       238,128            $0.28346        September 2010      Issued to NESEC as compensation in
                                                                                   connection with the 2005 Private Offering

-----------------------------------------------------------------------------------------------------------------------------

                           Shares of
                          Common Stock
                          Issuable upon    Exercise Price
     Designation            Exercise         Per Share        Expiration Date                 Reason Granted
----------------------------------------------------------------------------------------------------------------------------
Hallmark Warrants           476,257            $.28346        September 2010      Issued to Hallmark Capital, our business
                                                                                  and financial advisor, as compensation
                                                                                  for services rendered

----------------------------------------------------------------------------------------------------------------------------

2006 Warrants               307,547             $1.00         May 2009            Issued to investors in the 2006 Private
                                                                                  Placement

----------------------------------------------------------------------------------------------------------------------------

2006 Agent's Warrants       204,167             $1.00         May 2009            Issued to NESEC as compensation in
                                                                                  connection with the 2006 Private Offering

----------------------------------------------------------------------------------------------------------------------------

         The exercise price of the Warrants and the number of shares subject thereto shall be subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, and similar events. Further, in the event that we should issue shares of our common stock at an effective price per share less than the then effective exercise price of the 2006 Warrants and the 2006 Agent's Warrants, the exercise price and the number of shares subject to such Warrants shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of common stock and such lower effective price on a non-fully-diluted basis, subject to similar exceptions to those described for such adjustments above with respect to the Preferred Stock.

         The 2005 Agent's Warrants and the 2006 Agent's Warrants are exercisable on a standard cash basis, as well as on a net issuance or "cashless" basis.

         The Warrants contain standard reorganization provisions.

ANTI-TAKEOVER PROVISIONS

         Upon consummation of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. Our board of directors and stockholders have, however, taken all corporation action necessary to make these provisions inapplicable to us commencing as soon as permitted by Delaware Law. Section 203 of the Delaware Law provides, subject to a number of exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or an associate of an affiliate, who is an "interested stockholder" for a period of [three][six] years from the date that person became an interested stockholder unless:

         o the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder,

         o the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes this person an interested stockholder, excluding shares owned by persons who are both officers and directors of the corporation and the shares held by certain employee stock ownership plans, or

         o on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding the shares owned by the interested stockholder.

         Under Section 203 of the Delaware Law, an "interested stockholder" is defined as any person who is either the owner of 15% or more of the outstanding voting stock of the corporation or an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the [three][six]-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

         A  corporation  may, at its  option,  exclude  itself from  coverage of
Section 203 of the Delaware Law by amending its certificate of incorporation or by-laws, by action of its stockholders, to exempt itself from coverage, provided that the amendment to the certificate of incorporation or by-laws does not become effective until 12 months after the date it is adopted.

QUOTATION ON OTCBB

         Our common stock is quoted on the OTCBB under the symbol "SVSO".

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is Fidelity Transfer Company located at 1800 S. West Temple, Suite 301, Salt Lake City, Utah 84115.

DIRECTORS' LIMITATION OF LIABILITY

         Our certificate of incorporation and by-laws include provisions to (1) indemnify the directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including circumstances under which indemnification is otherwise discretionary and (2) eliminate the personal liability of directors and officers for monetary damages resulting from breaches of their fiduciary duty, except for liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         [We have entered into an indemnification agreement with each of our directors which provides that we will indemnify our directors and advance expenses to our directors, to the extent permitted by the laws of the State of Delaware.]

         We have applied for directors and officers liability insurance in an amount of not less than $5 million.

         Insofar as indemnification for liability arising under the Securities Act may be permitted to our directors, officers and controlling persons as stated in the foregoing provisions or otherwise, we have been advised that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this offering, there has been no public market for our common stock. Sales of substantial numbers of shares of our common stock in the public market following this offering, or the perception that such sales may occur, could adversely affect prevailing market prices of shares.

         Assuming the exercise in full of the Warrants, the conversion in full of the Preferred Stock, and the conversion in full of the 2005 Notes, immediately following the effectiveness under the Securities Act of the registration statement of which this prospectus forms a part, Assuming no exercise of options outstanding following this offering, we will have an aggregate of 17,263,724 shares of common stock outstanding upon completion of this offering. Of these shares, 7,738,587 shares (including the 7,236,996 shares sold in this offering) will be freely tradable without restriction or further registration under the Securities Act, unless purchased by "AFFILIATES" as that term is defined under Rule 144 of the Securities Act, who may sell only the volume of share described below and whose sales would be subject to additional restrictions described below. The remaining 9,525,137 shares of common stock will be held by our existing stockholders and will be deemed to be "RESTRICTED SECURITIES" under Rule 144. Restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Rule 144, Rule 701 or Rule 904 under the Securities Act. These rules are summarized below.

ELIGIBILITY OF RESTRICTED SHARES FOR SALE IN THE PUBLIC MARKET

         The following indicates approximately when the 10,026,728 shares of common stock that are not being sold in this offering, but which will be outstanding at the time this offering is complete, will be eligible for sale into the public market, under the provisions of Rule 144: beginning on the date of this prospectus, 501,591 of these shares are eligible for resale, and, beginning on April 13, 2007, 9,525,137 shares may be eligible for resale subject to volume, manner of sale and other limitations under Rule 144.

RULE 144

         In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

         o 1.0% of the number of shares of common stock then outstanding, which is expected to equal approximately 123,461 shares of common stock immediately after this offering; or

         o the average weekly trading volume of the shares of common stock on the OTCBB during the four calendar weeks preceding the filing of a notice on Form 144 in connection with the sale.

         Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, under Rule 144(k) as currently in effect, a person:

         o who is not considered to have been one of our affiliates at any time during the 90 days preceding a sale; and

         o who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

RULE 701

         In general, under Rule 701, any of our employees, directors, officers, consultants, or advisors who purchased shares of common stock from us under a compensatory stock option plan or other written agreement before the closing of this offering is entitled to resell these shares. These shares can be resold 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with restrictions, including the holding period, contained in Rule 144.

         The Securities and Exchange Commission has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Securities Exchange Act of 1934, along with the shares acquired upon exercise of these options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, may be sold:

         o by persons other than affiliates subject only to the manner of sale provisions of Rule 144; and

         o by affiliates under Rule 144 without compliance with its one year minimum holding period requirement.

REGISTRATION RIGHTS

         Following the completion of this offering, the holders of an aggregate of 2,140,791 shares of common stock are entitled to request that we register their shares of common stock under the Securities Act, subject to cutback for marketing reasons, and also are entitled to "piggy back" registration rights, also subject to cutback for marketing reasons. Registration of such shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates, immediately upon the effectiveness of such registration. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

                              PLAN OF DISTRIBUTION

OFFER AND SALE OF SHARES

         A selling stockholder, including in such definition in this section, a pledgee, donee, transferee, or other successor-in-interest who receives shares offered by the prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer, may offer and sell shares in the following manner:

         o on the OTCBB or otherwise at prices and at terms then prevailing or at prices related to the then current market price;

         o  at fixed prices, which may be changed; or

         o  in privately-negotiated transactions.

         A selling stockholder or a pledgee, donee, transferee or other successor-in-interest who receives shares offered by this prospectus from a selling stockholder, may sell the shares in one or more of the following types of transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices:

         o a block trade in which a broker-dealer engaged to sell shares may sell all of such shares in one or more blocks as agent;

         o a broker-dealer may purchase as principal and resell shares for its own account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of the OTCBB or a quotation system;

         o  upon the exercise of options written relating to the shares;

         o ordinary brokerage transactions or transactions in which the broker solicits purchasers;

         o  a privately-negotiated transaction; and

         o any combination of the foregoing or any other available means allowable under law.

         From time to time, a selling stockholder may transfer, pledge, donate or assign its shares to lenders or others and each of those persons will be deemed to be a "selling stockholder" for purposes of this prospectus. The number of shares beneficially owned by a selling stockholder may decrease as, when and if he takes such actions. The plan of distribution for the selling stockholder's shares sold under this prospectus will otherwise remain unchanged, except that the transferees, pledges, donees or other successors will be a selling stockholder under this prospectus.

         A selling stockholder may enter into hedging, derivative or short sale transactions with broker-dealers in connection with sales or distributions of the shares being offered by this prospectus or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. A selling stockholder also may sell shares short and redeliver the shares to close out short positions and engage in derivative or hedging transactions. A selling stockholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus. A selling stockholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the loaned shares or upon a default the broker-dealer may sell the pledged shares under this prospectus.

SELLING THROUGH BROKER-DEALERS

         A selling stockholder may select broker-dealers to sell its shares. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. Broker-dealers so engaged may arrange for other broker-dealers, commissions or discounts or concessions in amounts to be negotiated immediately before any sale. In connection with such sales, these broker-dealers, any other participating broker-dealers, and a selling stockholder and certain pledges, donees, transferees and other successors-in-interest, may be deemed to be "UNDERWRITERS" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended, in connection with the sale of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because a selling stockholder may be deemed to be an "UNDERWRITER" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

         Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act or other exemption from
registration   may  be  sold  under  Rule  144  or  such  other  exemption  from registration rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sales of the shares covered by this prospectus.

         Under current applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the associated rules and regulations under such act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares being offered pursuant to this prospectus.

         The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell any or all of the shares.

         We will bear all costs, expenses and fees in connection with the registration of the resale of the shares covered by this prospectus. The selling stockholders will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes.

                                  LEGAL MATTERS

         Certain legal matters in connection with this offering will be passed upon for us by Reitler Brown & Rosenblatt LLC, New York, New York.

                                     EXPERTS

         The  financial  statements  of  SheerVision,   Inc.  included  in  this
registration statement for the years ended August 31, 2005 and 2004 have been audited by Miller Ellin & Company LLP, independent registered public accounting firm, as set forth in their report thereon. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         On May 15, 2006, as a result of the acquisition of SheerVision-CA by us, our board of directors dismissed Baumann, Raymondo & Company PA ("BAUMANN RAYMONDO"), which served as our independent public accountants and engaged Miller Ellin & Co., LLP. The decision to retain this accountant was approved by the board of directors. During our two most recent fiscal years prior to the date of engagement, and the subsequent interim period prior to engaging this accountant, neither we (nor someone on our behalf) consulted the newly engaged accountant regarding any matter.

         The reports issued by Baumann Raymondo on the financial statements for our past two fiscal years did not contain an adverse opinion nor a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, however, their opinion on the financial statements for the years ended June 30, 2005 and 2004 contained an uncertainty that stated "the accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

         In connection with our audits for the years ended June 30, 2005 and 2004, and during the subsequent interim period preceding the dismissal of Baumann Raymondo there were no disagreements with on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baumann Raymondo, would have caused Baumann Raymondo to make reference thereto in their report on the financial statements for such years or such interim periods.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act relating to this offering of shares of our common stock. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the Securities and Exchange Commission allow us to omit various information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement, or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

         You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the Securities and Exchange Commission without charge at the Securities and Exchange Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission by calling 1-800-SEC-0330 for further information on the public reference room. In addition, the registration statement is publicly available through the web site maintained by the Securities and Exchange Commission at www.sec.gov.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, or Exchange Act, and fulfill the obligations of these requirements by filing reports with the Securities and Exchange Commission. You may obtain copies of any documents that we file electronically with the Securities and Exchange Commission through its website at www.sec.gov.

                                SHEERVISION, INC.
                    (FORMERLY CLEAR WATER TECHNOLOGIES, INC.)

                                                                            PAGE

CONSOLIDATED  FINANCIAL STATEMENTS AT AND FOR THE NINE MONTHS
ENDED MAY 31, 2006 AND 2005

Consolidated Balance Sheets at May 31, 2006 (Unaudited)......................F-2

Consolidated Statements of Operations for the Three Months and
Nine Months Ended May 31, 2006 and 2005 (Unaudited)..........................F-3

Combined Statements of Changes in Stockholders' Equity (Deficiency)
for the Nine Months Ended May 31, 2006.......................................F-4

Consolidated Statements of Cash Flows for the Nine Months
Ended May 31, 2006 and 2005 (Unaudited)......................................F-5

Notes to Consolidated Financial Statements - May 31, 2006 (Unaudited)........F-6

CONSOLIDATED FINANCIAL STATEMENTS AT AND FOR THE YEARS ENDED
AUGUST 31, 2005 AND 2004

Report of Registered Independent Certified Public Accounting Firm...........F-10

Balance Sheets at August 31, 2005 and 2004..................................F-11

Statements of Operations  and Retained  Earnings  (Accumulated  Deficit)
for the Years Ended August 31, 2005 and 2004................................F-12

Statement of Cash Flows for the Years Ended August 31, 2005 and 2004........F-13

Notes to Financial Statements...............................................F-14


      See accompanying notes to condensed consolidated financial statements

                         SHEERVISION, INC. & SUBSIDIARY
                    CONDENSED AND CONSOLIDATED BALANCE SHEET
                                  MAY 31, 2006
                                    UNAUDITED




CURRENT ASSETS:
      Cash and cash equivalents                                     $ 2,218,826
      Accounts receivable                                               135,763
      Inventory                                                         104,316
      Prepaid Expenses and other current assets                         108,008
      Deferred financing costs                                          531,873

                                                                    -----------
            TOTAL CURRENT ASSETS                                      3,098,786
                                                                    -----------

PROPERTY AND EQUIPMENT                                                    8,778
                                                                    -----------


                                                                    $ 3,107,564
                                                                    ===========


CURRENT LIABILITIES:
      Convertible notes payble                                      $   380,000
      Accounts payable                                                  140,445
      Accrued registration penalty                                      205,031
      Interest payable                                                  116,609
      Deferred income tax payable                                        22,397
      Other current liabilities                                          47,468
                                                                    -----------
            TOTAL CURRENT LIABILITIES                                   911,950
                                                                    -----------

OTHER LIABILITIES:
      Convertible notes payable                                       3,075,469
                                                                    -----------
            TOTAL LIABILITIES                                         3,987,419
                                                                    -----------

STOCKHOLDERS' DEFICIENCY:
      Common stock - par value $.001;                                    12,168
         Authorized 50,000,000 shares -                                      --
           issued and outstanding 12,167,519                                 --
      Additional paid in capital                                        660,137
      Accumulated deficit                                            (1,552,160)
                                                                    -----------
            TOTAL STOCKHOLDERS' DEFICINCY                              (879,855)
                                                                    -----------


                                                                    $ 3,107,564
                                                                    ===========



      See accompanying notes to condensed consolidated financial statements

                         SHEERVISION, INC. & SUBSIDIARY
               CONDENSED AND CONSOLIDATED STATEMENT OF OPERATIONS
                                    UNAUDITED


                                                                        THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                              MAY 31                             MAY 31
                                                                   ------------------------------     ------------------------------
                                                                       2006              2005             2006             2005
                                                                   ------------------------------     ------------------------------
NET SALES                                                          $    880,144      $    759,332     $  2,343,019      $  1,590,659

COST OF GOODS SOLD                                                      263,630           238,079          938,836           494,872

                                                                   ------------------------------     ------------------------------
GROSS PROFIT                                                            616,514           521,253        1,404,183         1,095,787

OPERATING EXPENSES:
       Warehouse & shipping expenses                                     33,934            34,017           92,351            82,592
       Selling expense                                                  412,407           183,485        1,032,100           465,097
       G & A Expense                                                    378,463           177,066        1,001,272           485,708
       Product Development                                                6,465                --           28,945             8,450
                                                                   ------------------------------     ------------------------------
                         Total operating expenses                       831,269           394,568        2,154,668         1,041,847

INCOME (LOSS) FROM OPERATIONS                                          (214,755)          126,685         (750,485)           53,940
                                                                   ------------------------------     ------------------------------

OTHER (EXPENSE) INCOME
       Interest expense                                                (107,917)               --         (180,157)               --
       Interest income                                                    9,773                --           10,750                --
       Registration penalty on preferred stock issuance                (205,031)               --         (205,031)               --
       Amortization of deferred financing costs                        (114,488)               --         (332,243)               --
       Depreciation                                                        (323)               --             (755)               --
                                                                   ------------------------------     ------------------------------
                           Total other expense                         (417,986)               --         (707,436)               --

                                                                   ------------------------------     ------------------------------
INCOME (LOSS) BEFORE INCOME TAX                                        (632,741)          126,685       (1,457,921)           53,940

PROVISION FOR INCOME TAX:                                                 3,340             8,066            3,340             8,066

                                                                   -----------------------------------------------------------------
NET INCOME (LOSS)                                                  $   (636,081)     $    118,619     $ (1,461,261)     $     45,874
                                                                   =================================================================



Earnings (loss) per common share:
       Basic                                                              (0.06)             0.01            (0.14)               --
       Diluted                                                            (0.06)             0.01            (0.14)               --

Weighted average number of shares outstanding                        10,740,325        10,026,460       10,264,594        10,026,460
                                                                   =================================================================


      See accompanying notes to condensed consolidated financial statements

                                                SHEERVISION, INC. AND SUBSIDIARY
                               CONDENSED AND CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                                  NINE MONTHS ENDED MAY, 2006
                                                            (UNAUDITED)

                                                               COMMON STOCK            ADDITIONAL                          TOTAL
                                                         --------------------------     PAID-IN         RETAINED       STOCKHOLDERS'
                                                            SHARES         AMOUNT       CAPITAL         EARNINGS        (DEFICIENCY)
                                                         ------------    ----------   ------------   --------------   --------------

BALANCE, September 1, 2005                                1,000,000        $1,000      $      -       $  (59,998)      $ (58,998)

Fair Value of warrant issued with 12% notes                       -             -        68,810               -           68,810

Fair Value of agent warrants issued with 12% notes                -             -       182,711               -          182,711

1 for 7:4 reverse stock split                              (864,865)         (865)            -               -             (865)

Issuance of shares in satisfaction of debt                  135,135           135        34,015                           34,150

Purchase of majority ownership of CWTI                            -             -      (625,000)              -         (625,000)

Recapitalization from acquisition transaction             9,756,458         9,757        (8,554)         (30,901)        (29,698)

Issuance of common stock in connection with
private placement offering, net of offering expenses      1,366,874         1,367       382,511                -         383,878

Conversion of 12% convertible notes                         773,917           774       217,234                -         218,008

Fair value of warrants issued with 9% convertible notes           -             -       245,460                -         245,460

Fair value of agent warrants issued in connection
with private placement                                            -             -       162,950                -         162,950

Net Loss                                                          -             -             -        (1,461,261)    (1,461,261)

                                                         ------------    ----------   ------------   --------------  -------------
BALANCE, May 31, 2006                                     12,167,519      $12,168       $660,137      $(1,552,160)   $  (879,855)
                                                         ============    ==========   =============   ============== ==============


    The accompanying notes are an integral part of these financial statements

                         SHEERVISION, INC. & SUBSIDIARY
               CONDENSED AND CONSOLIDATED STATEMENT OF CASH FLOWS
                                    UNAUDITED

                                                                          NINE MONTHS ENDING MAY 31
                                                                          --------------------------
                                                                             2006           2005
                                                                          -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net (loss) income                                                   $(1,461,261)   $    45,874
      Adjustments to reconcile net (loss) income to net
         cash used in operating activities:
         Depreciation                                                             754             --
         Amortization of deferred financing costs                             332,243             --
         Donated services                                                      41,277             --
         Changes in assets and liabilities:
             Accounts receivable                                              (97,822)       (39,640)
             Inventory                                                         35,578         18,000
             Prepaid expenses                                                 (21,584)      (120,416)
             Accounts payable                                                 (92,627)       (14,253)
             Accrued registration penalty - preferred stock                   205,031             --
             Interest payable                                                 116,609             --
             Other current liabilities                                        (15,896)          (146)
             Deferred income tax payable                                           --        (33,596)
                                                                          -----------    -----------

NET CASH USED IN OPERATING ACTIVITIES                                        (957,697)      (144,177)
                                                                          -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
             Purchase of property and equipment                                (9,532)            --
             Due from stockholders                                                 --        181,255
             Purchase of stock - CWTI                                        (625,000)            --
                                                                          -----------    -----------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                          (634,532)       181,255
                                                                          -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
             Proceeds from the issuance of debt                             4,700,000             --
             Offering costs                                                  (575,950)       (28,021)
             Deferred financing costs                                        (237,423)            --
             Loans to shareholders                                            (82,784)            --
                                                                          -----------    -----------
NET CASH PROVIDED BY(USED IN) FINANCING ACTIVITIES                          3,803,843        (28,021)
                                                                          -----------    -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                     2,211,614          9,057

CASH AND CASH EQUIVALENTS - beginning                                           7,212         56,118
                                                                          -----------    -----------

CASH AND CASH EQUIVALENTS - ending                                        $ 2,218,826    $    65,175
                                                                          ===========    ===========

SUPPLEMENTRY DISCLOSURES OF CASH FLOWS:
             Cash paid during the period for:
                Interest                                                  $    17,852    $        --
                                                                          ===========    ===========

                Income taxes                                              $        --    $        --
                                                                          ===========    ===========
SCHEDULE OF NON - CASH FINANCING ACTICITIES:
                Adjustments related to reverse merger into public shell   $ 1,090,876    $        --
                                                                          ===========    ===========

      See accompanying notes to condensed consolidated financial statements

                        SHEER VISION, INC., & SUBSIDIARY
               SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  MAY 31, 2006


NOTE 1 - BASIS OF PRESENTATION

The accompanying interim consolidated financial statements of SheerVision, Inc., & Subsidiary (collectively the "Company") are unaudited; however, in the opinion of management, the interim consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of the interim periods. All inter-company balances and transactions have been eliminated in consolidation. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuit to the applicable rules and regulations of the Securities and Exchange Commission. The preparation of financial statements required management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates. The results of operations for the three and nine months ended May 31, 2006, are not necessarily indicative of the results to be expected for the year ending August 31, 2006. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes for the years ended August 31, 2005 and 2004 appearing in the Clean Water Technologies, Inc. Form 8-K/A dated March 27, 2006 as filed with the Securities and Exchange Commission.


NOTE 2 - INVENTORIES

     Inventories at May 31, 2006 consist of the following:

         Finished goods                   $104,316
                                          ========


NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation and amortization and are depreciated or amortized using the straight-line method over the following estimated useful lives:

         Furniture and equipment               7 years
         Computer equipment                    5 years

     Depreciation expense for the 3 and 9 months ended May 31, 2006 was $323 and $755 respectively.

                        SHEER VISION, INC., & SUBSIDIARY
               SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  MAY 31, 2006


NOTE 4 - INCOME TAXES

     The components of the deferred tax liability at May 31, 2006 are as follows:


       Change in accounting method from cash to accrual as of
         August 31, 2004. Company fully recognized the effect
         of this change on its books at August 31, 2004 and for
         tax purposes is  recognizing effect over four years as
         per IRC Sect 481(A)                                           $  22,397
                                                                       =========

     No adjustments have been made for the nine-month period ending May 31, 2006.


NOTE 5 - COMMITMENTS

     OPERATING LEASES

     The Company leases space under a noncancellable lease that expires in October 2007, with minimum annual rentals as follows:

     FISCAL YEAR ENDING AUGUST 31,

                    2006                             $  36,456
                    2007                                41,328
                    2008                                 6,888
                                                         -----
                                                     $  84,672
                                                     =========

     Rent expense for the three months and nine months ended March 31, 2006 amounted to $10,232 and $26,924, respectively.


NOTE 6 - LINE OF CREDIT

     In December 2005 the Company entered into an agreement with a bank for a revolving credit facility of up to $300,000. The credit line ("Line") will expire on January 15, 2007. The Line bears interest at 1.25% above the bank's prime rate and is collateralized by a security interest in all of the assets of the Company. In addition, all obligations to the bank are personally guaranteed by the two stockholders of the Company who are also officers and directors. The holders of the Company's 12% secured convertible notes as discussed in Note 7 have subordinated all indebtedness owed them to the bank. There were no outstanding borrowings under the Line as of May 31, 2006. Interest expense for the three months and nine months ended May 31, 2006 under the Line amounted to $0, and 4,859, respectively.

                        SHEER VISION, INC., & SUBSIDIARY
               SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  MAY 31, 2006


NOTE 7 - DEBT AND EQUITY TRANSACTIONS


         In a September 12, 2005 private placement, the Company issued 24 investment units, each consisting of a $50,000 12% secured convertible note due on September 12, 2006 (the "12% Notes") and 1,200 five-year common stock purchase warrants entitling the holder to purchase common stock at $2.70 per share, or $0.28346 after giving effect to the exchange agreement with Clean Water Technologies, Inc. ("CWTI"). The conversion of the "12% Notes" is subject to anti-dilution adjustment. Each note-holder is entitled to convert up to 22.5% of the principal amount of the 12% Notes into shares of common stock. Interest is payable at the date of maturity.

         Based on relative fair values, the Company has attributed $68,838 of the total proceeds to the warrants, accounted for as a discount to the convertible note and as additional paid-in capital. The 12% Notes are secured by a security interest in all of the Company's assets, are subordinated to borrowings under the Line of Credit discussed in Note 6, but constitute senior secured indebtedness.

         In connection with the issuance of the 12% Notes, the Company gave its placement agent warrants to purchase 238,128 shares of common stock and its financial advisor warrants to purchase 476,257 shares of common stock. Accordingly, the fair values totaling $182,711 of those warrants has been charged to deferred financing costs and is being amortized over the 12-month term of the 12% Notes.

         Interest expense for the three and nine months ended May 31, 2006 amounted to $26,625 and $93,726, respectively. The Company is required to prepay the principal and any accrued interest on the 12% Notes upon the closing of an equity financing having gross proceeds of at least $3.0 million. In connection with a private placement in May 2006 of units of securities described below, eleven holders of the Notes elected to convert 22.5% ($174,375) of their 12% Notes in the aggregate amount of $775,000 into 615,165 shares of common stock, with the $600,625 balance from the May 2006 private placement converted into an aggregate principal amount of $450,000 of 9% Convertible Notes, 200,004 shares of common stock and warrants to acquire 45,000 additional shares of common stock. Six holders elected to extend their Notes having an aggregate amount of $263,750 for the remaining term, one holder elected to convert 22.5% of the principal ($11,250) into 39,688 shares of common stock, and four holders elected to receive cash of $116,250 and 119,064 shares of common stock with a value of $33,750 in full payment of the 12% Notes,. Accrued interest of $70,375 on the 12% Notes surrendered for conversion or payment was paid on June 4, 2006.

         In December 2005, the Company issued 1,000,000 shares of common stock (135,135 shares after giving effect of the 1 for 7.4 reverse stock split to its then stockholders) in satisfaction of $34,150 of debt.

         On December 1, 2005, the Company acquired 4,517,800 (610,514 after giving effect to the 1-for-7.4 Reverse Stock Split) of the common stock, par value $0.001, of CWTI, or 54.579% of the outstanding shares, of CWTI from two individuals for a purchase price of $625,000.

         On March 27, 2006 Clean Water Technologies, Inc. a non-operating public shell company entered a Share Exchange and Reorganization Agreement with SheerVision, Inc. Pursuant to the terms of the agreement all of the SheerVision, Inc. shareholders shall exchange all of the outstanding and issued common stock of SheerVision for an aggregate of 9,525,137 shares of common stock of Clean Water Technologies, Inc., which represented 95% of the outstanding common stock after giving effect to the transaction. THE COMPANY HAS ACCOUNTED FOR THIS TRANSACTION AS A RECAPITALIZATION, AND HAS NOT RECORDED ANY GOODWILL OR OTHER INTANGIBLES ASSET. As a result of the transaction, SheerVision, Inc. shall become a wholly -owned subsidiary of Clean Water Technologies, Inc. and the SheerVision shareholders shall become the controlling stockholders. All options and warrants exercisable for, and securities convertible into shares of SheerVision, Inc. common stock, shall now be exercisable or convertible into such number of shares of Clean Water Technologies, Inc. common stock.

         In May 2006, the Company completed a private offering of convertible debt and equity securities. The Company sold 82 units for $4,100,625, of which $3,500,000 (70 units) was paid in cash and $600,625 (12 units) was paid by the surrender of 12% Notes in the principal amount of $600,625. Each unit comprised a 9% Convertible Note in the principal amount of $37,500, 16,667 shares of common stock and three year warrants to acquire an aggregate of 3,750 shares of common stock at a price of $1.00 per share. The purchase price per unit was $50,000. The 9% Notes were convertible into shares of the Company's Series A 9% cumulative convertible preferred stock, at a price of $.90 per share, with a stated value of $10 per share.

                        SHEER VISION, INC., & SUBSIDIARY
               SELECTED NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  MAY 31, 2006


NOTE 7 - DEBT AND EQUITY TRANSACTIONS (CONTINUED)


         In connection with the issuance of the 9% Notes, the Company gave its placement agent warrants to purchase 307,547 shares of common stock having a fair value of $245,460.

         On June 12, 2006, the 9% Notes automatically converted into 307,546 shares of the Company's 9% cumulative convertible preferred stock with an aggregate stated value of $3,075,469 upon the effectiveness of the filing of the Company's amended and restated certificate of incorporation to change the Company's name from CWTI to SheerVision, Inc., and make a corresponding designation regarding such preferred stock. Dividends accrue at the rate of 9% per annum and are payable every June 30 and December 31, commencing June 30, 2006. To the extent not paid, accrued dividends shall be accumulated until paid. At the option of the holder, preferred stock may be converted into common stock at any time at a conversion price of $0.90 per share.

         If the Company does not timely perform under a registration rights agreement, if the Company is unable to timely register its common stock, it has agreed to pay its investors damages in the amount equal to .05% per month, up to a maximum of 5%, of the aggregate amount invested. The Company has recorded a liability at May 31, 2006 for the maximum amount of the registration penalty it could be required to pay.

         Commencing on November 8, 2006, a date six months following the final closing, the preferred shares convert without any action by a holder of the Company, in the event that the closing price in its trading market for a share of the common stock equals or exceeds 200% of the then preferred stock conversion price for 15 of any 30 consecutive trading days. The conversion price of the preferred stock and the number of shares subject to conversion are to be subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, and similar events. Further, in the event that the Company issues shares of its common stock at an effective price per share less than $0.90, the conversion price and the number of shares subject to the preferred stock conversion adjust on a weighted average basis to reflect the dilution.

         The Company paid the placement agent for the May 2006 private placement a cash commission of $273,000 (approximately 8% of the net proceeds) and issued to it warrants to purchase at $1.00 per share 204,167 shares of common stock, (5% of the shares of common stock and common stock equivalents sold). The warrants expire April 28, 2009. The Company also paid a financial consultant an advisory fee of 5 % of the gross proceeds, or $205,000, of which the advisor paid $100,000 to acquire two units in the private placement.

         The values of the warrants issued has been determined using the Black-Scholes option-pricing model (with the same assumptions as those used for the option), assuming expected lives of 3 or 5 years, a risk free interest rate of 3.67%, no expected dividends, and a stock price volatility of 144% based on the volatilities of companies comparable in size and type of business.

         A total of 511,714 warrants having an exercise of $1.00 per share and 988,719 warrants having an exercise of $0.28346 per share (after giving effect to the exchange agreement) were issued during the nine months ended May 31, 2006. The above 511,714 warrants were issued in May 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE STOCKHOLDERS'
SHEER VISION, INC.
ROLLING HILLS ESTATES, CALIFORNIA


We have audited the accompanying balance sheets of Sheer Vision, Inc. as of August 31, 2005 and 2004, and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sheer Vision, Inc. as of August 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.





                                          /s/ MILLER, ELLIN & COMPANY, LLP
                                          CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
February 8, 2006

                                SHEERVISION, INC.

                                 BALANCE SHEETS

                                                                                                               AUGUST 31,
                                                                                                   ---------------------------------
                                                                                                      2005                   2004
                                                                                                    ---------              ---------

CURRENT ASSETS:
    Cash                                                                                            $   1,837              $  44,065
    Accounts receivable                                                                                37,941                 24,520
    Inventory                                                                                         139,894                 31,724
    Deferred financing costs                                                                           50,573                     --
    Due from affiliates                                                                                    --                  4,100
    Due from stockholders                                                                                  --                177,155
    Prepaid trade shows                                                                                53,855                 33,825

    Other current assets                                                                               13,064                     --
                                                                                                    ---------              ---------
            Total current assets                                                                      297,164                315,389
    Security deposits                                                                                   3,580                     --
                                                                                                    ---------              ---------

                                                                                                    $ 300,744              $ 315,389
                                                                                                    =========              =========
CURRENT LIABILITIES:
    Accounts payable                                                                                $ 226,472              $  89,118
    Accrued expenses and other current liabilities                                                        777                     --
    Commissions payable                                                                                49,749                     --
    Due to stockholders                                                                                48,634                     --
    Sales tax payable                                                                                   7,694                  3,815
    Deferred income taxes payable                                                                      22,397                 33,596
    Income taxes payable- current                                                                       4,019                  4,058
                                                                                                    ---------              ---------
            Total current liabilities                                                                 359,742                130,587
                                                                                                    ---------              ---------


COMMITMENTS                                                                                                --                     --

STOCKHOLDERS' EQUITY (DEFICIENCY):
    Common stock - authorized 2,000,000 shares, no par value;
        Issued and outstanding - 1,000,000 shares having
        a stated value of $0.001 per share                                                              1,000                  1,000
    Retained earnings (Accumulated deficit)                                                           (59,998)               183,802
                                                                                                    ---------              ---------
            Total stockholders' equity (deficiency)                                                   (58,998)               184,802
                                                                                                    ---------              ---------


                                                                                                    $ 300,744              $ 315,389
                                                                                                    ---------              ---------


   The accompanying notes are an integral part of these financial statements.

                                SHEERVISION, INC.

      STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (ACCUMULATED DEFICIT)

                                                              YEARS ENDED
                                                               AUGUST 31,
                                                       ------------------------
                                                         2005           2004
                                                       ----------    ----------

NET SALES                                              $1,972,460    $1,876,086

COST OF GOODS SOLD                                        700,131       810,378

                                                       ----------    ----------
GROSS PROFIT                                            1,272,329     1,065,708
                                                       ----------    ----------

OPERATING EXPENSES:
     Shipping expenses                                     92,985        54,377
     Selling                                              511,698       533,086
     General and administrative                           641,312       429,707
     Product development                                    8,450        29,759
                                                       ----------    ----------
                  Total operating expenses              1,254,445     1,046,929
                                                       ----------    ----------

INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES         17,884        18,779
                                                       ----------    ----------

PROVISION (BENEFIT) FOR INCOME TAX:
     Current                                                8,077         4,058
     Deferred                                             (11,199)       33,596
                                                       ----------    ----------
                                                           (3,122)       37,654
                                                       ----------    ----------

NET INCOME (LOSS)                                          21,006       (18,875)

RETAINED EARNINGS - beginning of year                     183,802       202,677
DISTRIBUTION                                             (264,806)           --
                                                       ----------    ----------

RETAINED EARNINGS (ACCUMULATED DEFICIT) - end of year  $  (59,998)   $  183,802
                                                       ----------    ----------

   See accountants' review report and Notes to combined financial statements

                                                          SHEERVISION, INC.

                                        COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                             FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004

                                                               COMMON STOCK            ADDITIONAL                          TOTAL
                                                         --------------------------     PAID-IN         RETAINED       STOCKHOLDERS'
                                                            SHARES         AMOUNT       CAPITAL         EARNINGS          EQUITY
                                                         ------------    ----------   ------------   --------------   --------------

BALANCE, September 1, 2003                                 1,000,000      $  1,000      $        -       $  202,677       $ 203,677
Common stock issued                                                                              -                -               -
Distributions to shareholders                                      -                             -                -               -
Net income                                                         -             -               -          (18,875)        (18,875)
                                                         ------------    ----------   ------------   --------------    ------------
BALANCE, August 31, 2004                                   1,000,000      $  1,000      $        -       $  183,802       $ 184,802
                                                         ============    ==========   =============   ==============   ============
BALANCE, September 1, 2004                                 1,000,000      $  1,000      $        -       $  183,802       $ 184,802
Common stock issued                                                -             -               -                -               -
Distributions to stockholders                                      -             -               -         (264,806)       (264,806)
Net loss                                                           -             -               -           21,006          21,006
                                                         ------------    ----------   ------------    --------------   ------------
BALANCE, August 31, 2005                                   1,000,000         1,000      $        -      $   (59,998)   $     58,998)
                                                         ============    ==========   =============   ==============   ============

   See accountants' review report and notes to combined financial statements.

                                SHEERVISION, INC.

                             STATEMENT OF CASH FLOWS

                                                                      YEARS ENDED
                                                                       AUGUST 31,
                                                                 ----------------------
                                                                   2005          2004
                                                                 ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                            $  21,006    $ (18,875)
    Adjustments to reconcile net loss to net
        cash used in operating activities:
        Deferred income taxes                                      (11,199)      33,596
        Changes in assets and liabilities:
           Accounts receivable                                     (13,420)     161,871
           Inventory                                              (108,170)      30,548
           Deferred finance costs                                  (50,573)          --
           Prepaid trade shows                                     (20,030)     (33,825)
           Prepaid and other current assets                        (13,064)          --
           Deposits                                                 (3,580)          --
           Accounts payable                                        137,354        3,633
           Sales tax payable                                         3,877        1,150
           Income taxes payable                                        (39)      (3,754)
           Commissions payable                                      49,749           --
 Accrued expenses and other current liabilities                        777           --
                                                                 ---------    ---------

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                 (7,312)     174,344
                                                                 ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Due from affiliates                                              4,100           --
    Due from stockholders                                          (87,651)    (130,683)
                                                                 ---------    ---------

NET CASH USED IN INVESTING ACTIVITIES                              (83,551)    (130,683)
                                                                 ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Due to stockholders                                             48,634           --
                                                                 ---------    ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                           48,634           --
                                                                 ---------    ---------

NET CHANGE IN CASH                                                 (42,229)      43,661

CASH - BEGINNING                                                    44,065          404
                                                                 ---------    ---------

CASH - ENDING                                                    $   1,836    $  44,065
                                                                 =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:
        Interest                                                 $      --    $      --
                                                                 =========    =========

        Income taxes                                             $   7,852    $   7,812
                                                                 =========    =========

SCHEDULE OF NON - CASH INVESTING AND OPERATING ACTIVITIES:
     Non cash asset distributed as a dividend to stockholders'   $ 264,806    $      --
                                                                 =========    =========

   The accompanying notes are an integral part of these financial statements.

                               SHEER VISION, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            AUGUST 31, 2005 AND 2004


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS

     Sheer Vision, Inc. ("the Company") was incorporated on June 19, 1999 in the State of California and is engaged in the design and sale of proprietary surgical loupes to the dental and medical markets.

     REVENUE RECOGNITION

     The Company's surgical loupes and lighting products need no installation and are ready for use upon receipt by the customer. Products sold are delivered by shipments made through by common carrier and revenue is recognized upon shipment to the customer. Discounts, and sales incentives, are recognized as a reduction of revenue at the time of sale. The Company offers an unconditional satisfaction guarantee for a 30 day period and permits product returns within 30 days of purchase, at which time returns are accepted and refunds are made. Shipping charges and special orders are nonrefundable.


     INVENTORY

     Inventory is stated at the lower of cost (first-in, first-out method) or market and consists solely of finished goods.

     DEFERRED FINANCING COSTS

     Deferred financing costs represent legal and other fees associated with the issuance by the Company of 12% secured convertible notes in September 2005. These costs will be amortized over the one year life of the associated notes.

     INCOME TAXES

     The  Company  accounts  for  income  taxes  using the  liability  method as
     prescribed  by  Statement  of  Financial   Accounting  Standards  No.  109,
     ACCOUNTING FOR INCOME TAXES. Deferred income taxes reflect temporary differences in reporting assets and liabilities for income tax and financial accounting purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     LONG-LIVED ASSETS

     Management evaluates the recoverability of the Company's long-lived assets whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Any impairment of value will be recognized as an expense in the statement of operations.

                               SHEER VISION, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            AUGUST 31, 2005 AND 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances with various financial institutions, which at times may exceed the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses to date as a result of this policy and management believes that there is little risk of loss.

     Accounts receivable are reported net of any write-off for uncollectible accounts. Accounts are written off when significantly past due after exhaustive efforts at collection.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 - INVENTORIES

     Inventories at August 31, 2005 and 2004 consists of the following:

                                                        2005           2004
                                                    ------------  --------------

         Finished goods                              $  139,894      $ 31,724
                                                     ==========      ========

                               SHEER VISION, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            AUGUST 31, 2005 AND 2004

NOTE 3 - INCOME TAXES

     Provision (benefit) for income taxes for the years ended August 31, consists of the following:

                                                       2005            2004
                                                     ---------      ---------

              Current     - federal                  $   2,447      $      --
                          - state                        5,630          4,058
                                                     ---------      ---------
                                                         8,077          4,058
                                                     ---------      ---------

              Deferred    - federal                     (8,988)        26,906
                          - state                       (2,211)         6,690
                                                     ---------      ---------
                                                       (11,199)        33,596

                                                     $  (3,122)     $  37,654
                                                     =========      =========

     The components of the current deferred tax liability at August 31, are as follows:

                                                              2005       2004
                                                           ----------  ---------

     Change in accounting method from cash to accrual as of August 31, 2004. Company fully recognized the effect of this change on its books at August 31, 2004 and for tax purposes is recognizing effect over four years as per IRC Sect 481(A)

                                                            $  22,397  $  33,596
                                                            =========  =========

NOTE 4 - COMMITMENTS

     OPERATING LEASES

     The Company leases space under a noncancellable lease that expires in October 2007, with minimum annual rentals as follows:

                 YEAR ENDING

                    2006                             $  36,456
                    2007                                40,128
                    2008                                 6,688
                                                     ---------
                                                     $  83,272
                                                     =========

     Rent expense for the years ended August 31, 2005 and 2004 amounted to $18,141 and $17,696, respectively.

                               SHEER VISION, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            AUGUST 31, 2005 AND 2004


NOTE 5 - ECONOMIC DEPENDENCE

     MAJOR CUSTOMER

     For the years ended August 31, 2005 and 2004, one customer accounted for approximately 5% and 19%, respectively, of the Company's sales.

     As of August 31, 2005 and 2004, this customer accounted for approximately 13% and -0-%, respectively, of the Company's accounts receivable.

     MAJOR VENDORS

     One vendor, with whom the Company has an exclusive manufacturing agreement, accounted for approximately 73% of the Company's purchases in each of the years ended August 31, 2005 and 2004.

     As of August 31, 2005 and 2004, this one vendor accounted for approximately 28% and 32%, respectively, of the Company's accounts payable.

NOTE 6 - SUBSEQUENT EVENTS

     On September 12, 2005 pursuant to a securities offering, the Company issued 12% secured convertible notes due September 12, 2006 in the total principal amount of $1,200,000 along with 1,200 common stock purchase warrants. Interest is payable at the date of maturity. Each investor in the offering is entitled to convert up to 22.5% of the principal amount of the notes into shares of common stock at the conversion price of $2.70 per share. The notes constitute senior secured indebtedness of the Company and are secured by a security interest in all of the Company's assets. In addition the notes are subordinated to one revolving credit facility or term loan to be provided by a commercial lender in a principal amount of not less than $250,000 or more than $1,000,000.

                               SHEER VISION, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            AUGUST 31, 2005 AND 2004

NOTE 7 - SUBSEQUENT EVENTS

     On December 1, 2005 the Company entered into a securities purchase agreement with two individuals to acquire all of their shares of common stock in a public company, Clean Water Technologies, Inc., for the purchase price of $625,000. As a result of the transaction, Sheer Vision, Inc. would own 4,517,800 of the common stock, par value $0.001 of Clean Water Technologies, Inc. or 54.579% of the total outstanding shares. The Board of Directors of Clean Water Technologies, Inc. approved the acquisition of all of the outstanding shares of capital stock of SheerVision, Inc., for such number of shares of Common Stock as shall equal 95% of the outstanding Common Stock (giving effect of such issuance).

     In December 2005 the Company entered into an agreement with a bank for a revolving credit facility of up to $300,000. The credit line will expire on January 15, 2007. The line of credit bears interest at 1.25% above the banks prime rate and is collateralized by a security interest in all of the assets of the Company. In addition, all obligations to the bank are personally guaranteed by the two shareholders of the Company. The holders of the 12% secured convertible notes (discussed above) shall subordinate all indebtedness owed them to the bank.

                                7,236,996 SHARES

                               [SHEERVISION LOGO]

                                  COMMON STOCK


                               ------------------

                                   PROSPECTUS
                              [____________], 2006

                               ------------------




Until [__________], 2006, all dealers that buy, sell, or trade the common stock, may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered hereby, excluding the underwriters' discounts and commissions (items marked with an asterisk (*) represent estimated expenses):


SEC Registration Fee............................................             620
Legal Fees and Expenses*........................................          40,000
Blue Sky Fees (including counsel fees)*.........................          20,000
NASD Filing Fees................................................           1,079
Accounting Fees and Expenses*...................................          40,000
Transfer Agent and Registrar Fees*..............................           5,000
Printing and Engraving Expenses*................................          10,000
Miscellaneous*..................................................           8,301

                           Total................................        $125,000


ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its board of directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. Our Certificate of Incorporation includes the following language:

         "Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to our best interests, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful." Article VII, Section 7 of our By-laws provides as follows:

         "The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware."

         Article 11 of our Certificate of Incorporation, as amended, permits indemnification of, and advancement of expenses to, among others, our officers and directors. Such Article provides as follows:

         "(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) of this Article 11 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

         (b) The right to indemnification conferred in paragraph (a) of this Article 11 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no
further  right  to  appeal  (hereinafter  a  "final   adjudication")  that  such
indemnitee  is not  entitled  to be  indemnified  for such  expenses  under this
Article 11 or otherwise.

         (c) The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article 11 shall be contract rights. If a claim under paragraph (a) or (b) of this Article 11 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the

Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article 11 or otherwise, shall be on the Corporation.

         (d) The rights to indemnification and to the advancement of expenses conferred in this Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

         (f) The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

         (g)      Any repeal or modification of the foregoing provisions of this
Article 11 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

         Reference  is  made to the  form of  Underwriting  Agreement  filed  as
Exhibit 1.1 to the Registration Statement for certain provisions regarding indemnification of SheerVision, our officers and directors and any controlling persons by the Underwriters against certain liabilities for information furnished by the Underwriters.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below in chronological order is information regarding the numbers of shares of capital stock sold by us, the number of options and warrants issued by us, and the principal amount of debt instruments issued by us since January 1, 1997, the consideration received by us for such shares, options and debt instruments and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. Except as otherwise indicated, no sales of securities involved the use of an underwriters and no commissions were paid in connection with the sale of any securities.

         Each of such transactions was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) and/or Section 3(b) of the Securities Act. Each purchaser of the securities described below has represented that he/she/it understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.

         The information below gives affect to all stock splits, reverse stock splits and stock dividends to date.

         ISSUANCES BY SHEERVISION, INC., A DELAWARE CORPORATION (FORMERLY, CLEAN WATER TECHNOLOGIES, INC.

         On January 13, 1997 we issued 406 shares of our common stock as an employee bonus. This transaction was made in reliance on the exemption from the registration requirements provided in section 4(2) of the Securities Act.

         On June 30, 1997, we issued 41,352 shares of our common stock in the conversion of outstanding 10% convertible bonds. This transaction was made in reliance on the exemption from the registration requirements provided in section 4(2) of the Securities Act.

         On March 2, 1998, we issued 406 shares of our common stock as an employee bonus. In addition, we issued 67,568 shares to Howard and Laurie Scala as compensation for services rendered on the same date. These transactions were made in reliance on the exemption from the registration requirements provided in section 4(2) of the Securities Act.

         On February 17, 1999, we issued 271 shares of our common stock as an employee bonus. This transaction was made in reliance on the exemption from the registration requirements provided in section 4(2) of the Securities Act.

         On June 17, 1999 we issued 135,136 shares of our common stock as compensation for services rendered. This transaction was made in reliance on the exemption from the registration requirements provided in section 4(2) of the Securities Act.

         On June 30, 1999, we issued 120,676 shares of our common stock pursuant to the Agreement and Plan of Merger with Clean Water.

         On December 30, 1999, we issued 271 shares of our common stock as an employee bonus. This transaction was made in reliance on the exemption from the registration requirements provided in section 4(2) of the Securities Act.

         On September 29, 2000, we issued 81,082 shares of our common stock pursuant to the Agreement and Plan of Merger with Zorax.

         On December 19, 2000, we issued 271 shares of our common stock as an employee bonus. This transaction was made in reliance on the exemption from the registration requirements provided in section 4(2) of the Securities Act.

         On November 20, 2001, we issued 135,136 shares of our common stock as compensation for services rendered. This transaction was made in reliance on the exemption from registration requirements provided in section 4(2) of the Securities Act.

         In November 2005, we issued 135,136 shares of our common stock to Laurie C. Scala, Howard A Scala, our then President and Vice President, respectively, in satisfaction of outstanding indebtedness in the amount of $34,150 to these individuals. This transaction was made in reliance on the exemption from the registration requirements provided in Section 4(2) of the Securities Act.

         On December 27, 2001, we issued 406 shares of our common stock as an employee bonus. This transaction was made in reliance on the exemption from the registration requirements provided in Section 4(2) of the Securities Act.

         On December 19, 2002, we issued 20,271 shares of our common stock as compensation for services rendered. This transaction was made in reliance on the exemption from the registration requirements provided in Section 4(2) of the Securities Act.

         On April 13, 2006, we issued 9,525,137 in connection with our acquisition of SheerVision-CA. This transaction was made in reliance on the exemption from the registration requirements provided in Section 4(2) of the Securities Act.

         On May 8, 2006, in a private offering (the "2006 PRIVATE PLACEMENT") conducted through NESEC exempt from the registration requirements of the Securities Act, we accepted subscriptions for an aggregate of 70 units (each a "UNIT"), each Unit comprised of 9% convertible notes in the principal amount of $37,500, warrants to acquire an aggregate of 3,750 shares of our common stock, and 16,667 shares of common stock. The purchase price per Unit was $50,000, for aggregate gross proceeds of $3,500,000 for all of the Units before payment of $273,000 in commissions to NESEC and offering expenses in the amount of $29,883.44. In addition, we issued to NESEC and its designees in connection with the sale of the 70 Units, 204,167 warrants. The 2006 Private Placement was made pursuant to Subscription Agreements between us and each of the purchasers of the Units. The exercise price of each of these warrants is $1.00 per share of common stock, and these warrants are exercisable at any time or from time to time on or after April 28, 2006 April 28, 2009. These notes mandatorily converted into shares of Preferred Stock following the creation of such series of securities on June 15, 2006. In addition, the holders of $775,000 aggregate principal amount of our 12% senior secured convertible notes due 2006 of SheerVision-CA agreed to convert these notes and, in lieu of receiving cash in the amount of $600,625 upon such conversion, accepted an aggregate of 12.0125 Units. Each of the purchasers of the Units has represented that the purchaser is an "ACCREDITED INVESTOR" and has agreed that the securities issued in the private placement are to bear a restrictive legend against resale without registration under the Securities Act. The securities constituting the Units were sold by us pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D thereunder.

         ISSUANCES BY SHEERVISION-CA

         In September 2005, SheerVision consummated the 2005 Private Placement of 24 units, at an offering price of $50,000 per Unit, each unit consisting of 12% senior secured convertible notes, each in the aggregate principal amount of $50,000, due 2006 (the "2005 NOTES"), and warrants to purchase an aggregate of 11,430 shares of our common stock through NESEC. The 2005 Notes accrue interest at the rate of 12% per annum and are secured by a lien on all of the assets of SheerVision, subject to subordination to the Credit Line. Of the principal amount of the 2005 Notes, 22.5% was convertible into shares of our common stock at the effective conversion price of approximately $0.28 per share. The conversion price is subject to adjustment upon adjustment or reclassification of the securities issuable upon the conversion thereof and in the event of certain issuances at effective prices below the conversion price. These warrants are exercisable for shares of our common stock at the effective exercise price of approximately $0.28 per share at any time and from time to time until September 2010. The exercise price is subject to adjustment upon adjustment or reclassification of the securities issuable upon the conversion thereof and in the event of certain issuances at effective prices below the exercise price. All purchasers in such offering were "ACCREDITED INVESTORS" as defined in Rule 501(a) of Regulation D under the Securities Act. In connection with such offering, we paid to NESEC commissions in the amount of approximately $273,000 and granted to NESEC warrants exercisable for an aggregate of 238,129 shares of our common stock exercisable at $0.28 per share for five years. These securities were sold by us pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D thereunder.

ITEM 16.  EXHIBITS

         (a)      The following exhibits are filed herewith:

     EXHIBIT NO.      DESCRIPTION

           2.1   (1)      Acquisition of Escalator, Inc.
           2.2   (37)     Lone Pine Resources, Inc. Merger
           2.3   (38)     Agreement and Plan of Spinoff
           2.4   (39)     Acquisition of Clean Water Technologies, Inc.
           2.5   (40)     Acquisition of Zorax, Inc.
           3.1   (41)     Second Amended and Restated Certificate of
                          Incorporation of SheerVision, Inc.,
                          a Delaware corporation
           3.2   (42)     By-laws of SheerVision, Inc., a Delaware corporation

           3.3    **      Form of Common Stock Certificate

           3.4   (2)      Articles of Incorporation of SheerVision, Inc.,
                          a California corporation
           3.5   (3)      Certificate of Amendment to Articles of Incorporation
                          of SheerVision, Inc., a California corporation
           3.6   (4)      By-laws of SheerVision, Inc., a California corporation
           3.7   (5)      Form of Certificate of Designations, Preferences and
                          Rights of Series A Preferred Stock as filed with the
                          Secretary of State of Delaware
           4.1   (6)      Warrant, issued to Patricia Hall (Hallmark Capital),
                          dated as of September 28, 2005
           4.2   (7)      Warrant, issued to Northeast Securities,
                          dated as of September 19, 2005, in connection with the
                          2005 private Placement
           4.3   (8)      Form of Warrant issued to investors in the 2005
                          Private Placement
           4.4   (9)      Form of 12% Secured Promissory Note issued to
                          investors in the 2005 Private Placement
           4.5   (10)     Form of Warrant issued to investors in the 2006
                          Private Placement
           4.6   (11)     Form of Warrant, issued to Northeast Securities,
                          dated as of April ____, 2006, in connection with the
                          2006 Private Placement
           4.7   (12)     Form of 9% Convertible Promissory Note issued to
                          investors in the 2006 Private Placement

           5.1    **      Opinion of Reitler Brown & Rosenblatt LLC

          10.1   (43)     Sublicense Agreement, effective as of October 22,
                          1999, between SheerVision, Inc., a Delaware
                          corporation (formerly Clean Water Technologies, Inc.),
                          and GSA Resources, Inc., an Arizona corporation
          10.2   (13)     Securities Purchase Agreement, dated as of
                          November 30, 2005, among SheerVision, Inc.,
                          a California corporation, Laurie C. Scala and
                          Howard A. Scala, and SheerVision, Inc., a Delaware
                          corporation (formerly, Clean Water Technologies, Inc.)
                          (Schedules intentionally omitted)
          10.3   (14)     License Assignment Agreement, dated March 16, 2006,
                          by and between SheerVision, Inc., a Delaware
                          corporation (formerly, Clean Water Technologies, Inc.)
                          and Water Technology Partners LLC, a Florida limited
                          liability company
          10.4   (15)     Sublicense Assignment Agreement, dated March 16, 2006,
                          by and between SheerVision, Inc., a Delaware
                          corporation (formerly, Clean Water Technologies, Inc.)
                          and Water Technology Partners LLC, a Florida limited
                          liability company
          10.5   (16)     Commercial Real Estate Lease, by and among Academy
                          Center LLC and Suzanne Lewsadder (d/b/a SheerVision,
                          Inc.), dated as of August 26, 2005
          10.6   (17)     Letter of Engagement with Northeast Securities,
                          dated as of August 3, 2005
          10.7   (18)     Confidentiality  and  Non-Disclosure  Agreement,
                          dated as of August 3, 2005, between SheerVision, Inc.,
                          a California corporation, and Northeastern Securities
          10.8   (19)     Letter of Engagement, dated as of December 14, 2005,
                          between SheerVision, Inc., a California corporation,
                          and Hallmark Capital Corp.
          10.9   (20)     Letter of Engagement, dated as of October 1, 2005,
                          between SheerVision, Inc., a California corporation,
                          and Hallmark Capital Corp.
         10.10   (21)     Letter Agreement, dated as of November 14, 2005,
                          between SheerVision, Inc., a California corporation,
                          and Javier Schmidt & Kalma, S.A, and addendum
         10.11   (22)     Promissory Note, dated as of December 7, 2005, issued
                          by SheerVision, Inc. in favor of Vineyard Bank, in the
                          principal amount of $300,000
         10.12   (23)     Commercial Security Agreement, dated as of December 7,
                          2005, between SheerVision, Inc., a California
                          corporation, and Vineyard Bank
         10.13   (24)     Business Loan Agreement, dated as of December 7, 2005,
                          between SheerVision, Inc., a California corporation,
                          and Vineyard Bank
         10.14   (25)     Agreement to Provide Insurance, dated as of
                          December 7, 2005, between SheerVision, Inc.,
                          a California corporation, and Vineyard Bank
         10.15   (26)     Commercial Guaranty, dated as of December 7, 2005,
                          by Suzanne Lewsadder, on behalf of SheerVision, Inc.,
                          a California corporation
         10.16   (27)     Commercial Guaranty, dated as of December 7, 2005, by
                          Jeffrey Lewsadder, on behalf of SheerVision, Inc.,
                          a California corporation
         10.17   (28)     Change in Terms Agreement, dated as of January 5,
                          2006, between SheerVision, Inc., a California
                          corporation, and Vineyard Bank and accompanying
                          Disbursement Request
                          and Authorization for the Variable Rate
                          Nondisclosable Revolving Line of Credit
         10.18   (29)     Form of Intercreditor Agreement, dated as of
                          September 13, 2005, with SheerVision, Inc.,
                          a California corporation
         10.19   (30)     Letter Agreement, dated as of April 6, 2003,
                          and Addendum, dated as of April 5, 2003 (filed in
                          redacted form pursuant to a confidential
                          treatment request)
         10.20   (31)     Consulting Agreement, dated as of February 15, 2005,
                          and Addendum, dated as of March 6, 2005 (filed in
                          redacted form pursuant to a confidential
                          treatment request)
         10.21   (32)     Supply and License Agreement, dated as of
                          April 7, 2003 (filed in redacted form pursuant to a
                          confidential treatment request)
         10.22   (33)     Form of Engagement Letter, dated April 11, 2006,
                          between Northeast Securities and Clean Water
                          Technologies, Inc.
         10.23   (34)     Form of Side Letter, dated as of April 20,2006,
                          between Northeast Securities and Clean Water
                          Technologies, Inc.
         10.24   (35)     Form of Registration Rights Letter delivered by
                          Clean Water Technologies, Inc. in connection with the 2006 Private Placement

         10.25    **      Form of Registration Rights Letter delivered by
                          Clean Water Technologies, Inc. in connection with the
                          2005 Private Placement
          14.1   (36)     Code of Ethics
          21.1    *       Subsidiaries of the Registrant
          23.1            Consent of Miller Ellin & Company LLP
          23.2            Consent of Reitler Brown & Rosenblatt LLC
                          (included in Exhibit 5.1)
          24.1    *       Power of Attorney (included on the signature
                          page hereto)

------------
*        Previously filed.
**       To be filed by amendent.


         (1) Incorporated by reference to Exhibit 2.1 to Current Report on Form 10-SB of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on October 13, 1999.

         (2) Incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (3) Incorporated by reference to Exhibit 3.4 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (4) Incorporated by reference to Exhibit 3.5 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (5) Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on May 11, 2006.

         (6) Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (7) Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (8) Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (9) Incorporated by reference to Exhibit 10.15 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (10) Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on May 11, 2006.

         (11) Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on May 11, 2006.

         (12) Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on May 11, 2006.

         (13) Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on December 7, 2005.

         (14) Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 22, 2006.

         (15) Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 22, 2006.

         (16) Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (17) Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (18) Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (19) Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (20) Incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (21) Incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (22) Incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (23) Incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (24) Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (25) Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (26) Incorporated by reference to Exhibit 10.12 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (27) Incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (28) Incorporated by reference to Exhibit 10.14 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (29) Incorporated by reference to Exhibit 10.17 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (30) Incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on April 5, 2006.

         (31) Incorporated by reference to Exhibit 10.20 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on April 5, 2006.

         (32) Incorporated by reference to Exhibit 10.21 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on April 5, 2006.

         (33) Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on May 11, 2006.

         (34) Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on May 11, 2006.

         (35) Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on May 11, 2006.

         (36) Incorporated by reference to Exhibit 14.1 to Current Report on Form 8-K/A No. 1 of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on March 28, 2006.

         (37) Incorporated by reference to Exhibit 2.2 to Current Report on Form 10-SB of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on October 13, 1999.

         (38) Incorporated by reference to Exhibit 2.3 to Current Report on Form 10-SB of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on October 13, 1999.

         (39) Incorporated by reference to Exhibit 2.4 to Current Report on Form 10-SB of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on October 13, 1999.

         (40) Incorporated by reference to Exhibit 2.5 to Current Report on Form 10-KSB of SheerVision, Inc., a Delaware corporation
                (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on August 16, 2001.

         (41) Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of SheerVision, Inc., a Delaware corporation (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on June 20, 2006.

         (42) Incorporated by reference to Exhibit 3.2 to Current Report on Form 10-QSB of SheerVision, Inc., a Delaware corporation
                (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on October 13, 1999.

         (43)   Incorporated  by  reference  to Exhibit 10 to Current  Report on
                Form  10-KSB  of  SheerVision,   Inc.,  a  Delaware  corporation
                (formerly Clean Water Technologies, Inc.), filed with the Securities and Exchange Commission on September 26, 2000.

ITEM 17.  UNDERTAKINGS [TO BE CHECKED IMMEDIATELY PRIOR TO FILING]

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b)      The Registrant hereby undertakes:

         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by SECTION 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to RULE 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (b)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on FORM S-3, FORM S-8 or FORM F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to SECTION 13 or SECTION 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To determine any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

The Registrant hereby undertakes that it will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rolling Hills Estates, California on September 22, 2006.


                SHEERVISION, INC.


                BY:  /s/ Suzanne Lewsadder
                     -------------------------------------------------------
                     SUZANNE LEWSADDER
                     CHIEF EXECUTIVE OFFICER AND PRINCIPAL EXECUTIVE OFFICER



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                      TITLE                       DATE

/s/ Suzanne Lewsadder        Chief Executive Officer,         September 22, 2006
-------------------------    and Director
Suzanne Lewsadder            (Principal Executive Officer)


/s/ Jeffrey Lewsadder        President and Director           September 22, 2006
-------------------------
Jeffrey Lewsadder


/s/ Suzanne Puente           Chief Financial Officer          September 22, 2006
-------------------------    (Principal Financial and
Suzanne Puente               Accounting Officer)


*                            Director                         September 22, 2006
-------------------------
Shamiran Hart


*                            Director                         September 22, 2006
-------------------------
Sharon Biddle


*                            Director                         September 22, 2006
-------------------------
David Frankel


*By: /s/ Suzanne Lewsadder
     ---------------------
     Suzanne Lewsadder
     Attorney-in-Fact

                                 EXHIBIT INDEX

        Exhibit           Description of Document
        -------           -----------------------



          23.1            Consent of Miller Ellin & Company LLP